                                                                     EXHIBIT 4.1

                      ONYX ACCEPTANCE FINANCIAL CORPORATION

                                     Seller


                           ONYX ACCEPTANCE CORPORATION

                                    Servicer


                                       and


                              BANKERS TRUST COMPANY

                                     Trustee


                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 1998


                      ONYX ACCEPTANCE GRANTOR TRUST, 1998-1

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I             Definitions..........................................................  1
        SECTION 1.1.       Definitions.....................................................  1
        SECTION 1.2.       Usage of Terms.................................................. 15
        SECTION 1.3.       Section References.............................................. 15
        SECTION 1.4.       Calculations.................................................... 15
        SECTION 1.5.       Accounting Terms................................................ 15

ARTICLE II            Conveyance of the Contracts; Representation
                      and Warranties of the Seller......................................... 16
        SECTION 2.1.       Sale and Assignment of Contracts................................ 16
        SECTION 2.2.       Representations and Warranties.................................. 18
        SECTION 2.3.       Repurchase of Certain Contracts................................. 23
        SECTION 2.4.       Duties and Appointment of Custodian............................. 24
        SECTION 2.5.       Duties of Servicer Relating to the Contracts.................... 25
        SECTION 2.6.       Instructions; Authority to Act.................................. 26
        SECTION 2.7.       Indemnification................................................. 26
        SECTION 2.8.       Effective Period and Termination................................ 27
        SECTION 2.9.       Nonpetition Covenant............................................ 27
        SECTION 2.10.      Collecting Title Documents Not Delivered at
                           the Closing Date................................................ 28

ARTICLE III           Administration and Servicing of Contracts............................ 28
        SECTION 3.1.       Duties of Servicer.............................................. 28
        SECTION 3.2.       Collection of Contract Payments................................. 30
        SECTION 3.3.       Realization Upon Contracts...................................... 30
        SECTION 3.4.       Insurance....................................................... 31
        SECTION 3.5.       Maintenance of Security Interests in Financed Vehicles.......... 31
        SECTION 3.6.       Covenants, Representations and Warranties of Servicer........... 32
        SECTION 3.7.       Purchase of Contracts Upon Breach of Covenant................... 33
        SECTION 3.8.       Servicing Compensation.......................................... 34
        SECTION 3.9.       Reporting by the Servicer....................................... 34
        SECTION 3.10.      Annual Statement as to Compliance............................... 36
        SECTION 3.11.      Annual Independent Certified Public Accountant's Report......... 36
        SECTION 3.12.      Access to Certain Documentation and Information
                           Regarding Contracts............................................. 37
        SECTION 3.13.      Fidelity Bond................................................... 37
        SECTION 3.14.      Indemnification; Third Party Claims............................. 37
        SECTION 3.15.      Reports to Certificateholders and the Rating Agencies........... 37

ARTICLE IV            Distributions; Statements to Certificateholders...................... 38

        SECTION 4.1.       Accounts........................................................ 38
        SECTION 4.2.       Collections; Transfer to Payahead Account;
                           Realization Upon Financial Guarantee Insurance Policy;
                           Net Deposit..................................................... 39
        SECTION 4.3.       Distributions................................................... 40
        SECTION 4.4.       Remittance Of Repurchase Amount................................. 41
        SECTION 4.5.       Statements to Certificateholders................................ 41

ARTICLE V             The Certificates..................................................... 42
        SECTION 5.1.       The Certificates................................................ 42
        SECTION 5.2.       Execution, Authentication and Delivery of Certificates.......... 42
        SECTION 5.3.       Registration of Transfer and Exchange of Certificates........... 42
        SECTION 5.4.       Mutilated, Destroyed, Lost or Stolen Certificates............... 43
        SECTION 5.5.       Persons Deemed Owners........................................... 43
        SECTION 5.6.       Access to List of Certificateholders' Names and Addresses....... 43
        SECTION 5.7.       Maintenance of Office or Agency................................. 44
        SECTION 5.8.       Book-Entry Certificates......................................... 44
        SECTION 5.9.       Notices to Clearing Agency...................................... 45
        SECTION 5.10.      Definitive Certificates......................................... 45
        SECTION 5.11.      Appointment of Paying Agent..................................... 45
        SECTION 5.12.      Authenticating Agent............................................ 46
        SECTION 5.13.      Actions of Certificateholders................................... 47

ARTICLE VI            The Seller........................................................... 48
        SECTION 6.1.       Liability of Seller; Indemnities................................ 48
        SECTION 6.2.       Merger or Consolidation of, or Assumption of
                           the Obligations of, Seller...................................... 48
        SECTION 6.3.       Limitation on Liability of Seller and Others.................... 49
        SECTION 6.4.       Seller Not to Resign............................................ 49
        SECTION 6.5.       Seller May Own Certificates..................................... 49

ARTICLE VII           The Servicer......................................................... 49
        SECTION 7.1.       Liability of Servicer; Indemnities.............................. 49
        SECTION 7.2.       Corporate Existence; Status as Servicer; Merger................. 50
        SECTION 7.3.       Performance of Obligations...................................... 51
        SECTION 7.4.       The Servicer Not to Resign; Assignment.......................... 51
        SECTION 7.5.       Limitation on Liability of Servicer and Others.................. 52

ARTICLE VIII          Default.............................................................. 52
        SECTION 8.1.       Events of Default............................................... 52
        SECTION 8.2.       Trustee to Act; Appointment of Successor........................ 54
        SECTION 8.3.       Notification to Certificateholders.............................. 54
        SECTION 8.4.       Waiver of Past Defaults......................................... 55

        SECTION 8.5.       Insurer Direction of Insolvency Proceedings..................... 55

ARTICLE IX            The Trustee.......................................................... 55
        SECTION 9.1.       No Power to Engage in Business or to Vary Investments........... 55
        SECTION 9.2.       Duties of Trustee............................................... 56
        SECTION 9.3.       Trustee's Assignment of Purchased Contracts..................... 58
        SECTION 9.4.       Certain Matters Affecting the Trustee........................... 58
        SECTION 9.5.       Trustee Not Liable for Certificates or Contracts................ 60
        SECTION 9.6.       Trustee May Own Certificates.................................... 60
        SECTION 9.7.       Trustee's Fees and Expenses..................................... 60
        SECTION 9.8.       Indemnity of Trustee............................................ 61
        SECTION 9.9.       Eligibility Requirements for Trustee............................ 61
        SECTION 9.10.      Resignation or Removal of Trustee............................... 61
        SECTION 9.11.      Successor Trustee............................................... 62
        SECTION 9.12.      Merger or Consolidation of Trustee.............................. 63
        SECTION 9.13.      Appointment of Co-Trustee or Separate Trustee................... 63
        SECTION 9.14.      Representations and Warranties of Trustee....................... 64
        SECTION 9.15.      Tax Returns..................................................... 65
        SECTION 9.16.      Trustee May Enforce Claims Without Possession
                           of Certificates................................................. 65
        SECTION 9.17.      Suits for Enforcement........................................... 65
        SECTION 9.18.      Maintenance of Office or Agency................................. 65

ARTICLE X             Termination.......................................................... 66
        SECTION 10.1.      Termination of the Trust........................................ 66
        SECTION 10.2.      Optional Purchase of All Contracts.............................. 67

ARTICLE XI            Miscellaneous Provisions............................................. 67
        SECTION 11.1.      Amendment....................................................... 67
        SECTION 11.2.      Protection of Title to Trust.................................... 68
        SECTION 11.3.      Limitation on Rights of Certificateholders...................... 70
        SECTION 11.4.      Governing Law................................................... 70
        SECTION 11.5.      Notices......................................................... 70
        SECTION 11.6.      Severability of Provisions...................................... 71
        SECTION 11.7.      Assignment...................................................... 71
        SECTION 11.8.      Certificates Nonassessable and Fully Paid....................... 71
        SECTION 11.9.      Third Party Beneficiaries....................................... 71
        SECTION 11.10.     Insurer Default or Insolvency................................... 71
        SECTION 11.11.     Tax Matters..................................................... 72

                                    EXHIBITS

Exhibit A - Form of Appointment of Custodian
Exhibit B - Form of Certificate
Exhibit C - Form of Financial Guarantee Insurance Policy

Schedule I - Schedule of Contracts
Schedule II- Schedule of Accounts

        This Pooling and Servicing Agreement, dated as of March 1, 1998, is made with respect to the formation of the Onyx Acceptance Grantor Trust, 1998-1, among Onyx Acceptance Financial Corporation, a Delaware corporation, as originator of the Trust and Seller, Onyx Acceptance Corporation, a Delaware corporation, as Servicer, and Bankers Trust Company, a New York banking corporation, as Trustee.

                              W I T N E S S E T H:

        In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

        SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        "Accounts" have the meaning specified in Section 4.1. The location and account numbers of the Accounts as of the Closing Date are set forth on Schedule II.

        "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

        "Aggregate Scheduled Balance" means, with respect to any date, the aggregate of the Scheduled Balances of the Contracts as of such date.

        "Aggregate Scheduled Balance Decline" means, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance of the Contracts as of the beginning of such related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of such related Collection Period.

        "Agreement" means this Pooling and Servicing Agreement and all supplements, modifications and amendments hereto.

        "Amount Available" means, with respect to any Distribution Date, the sum of (i) the Collection Account Amount Available for such Distribution Date, and
(ii) the Policy Claim Amount actually received by the Trustee for such Distribution Date.

        "Appointment of Custodian" means the letter agreement between the Trustee and the Servicer substantially in the form attached hereto as Exhibit A.

        "APR" means the annual percentage rate used to determine the total interest expected to be charged over the term of a Contract as of its inception, as shown on such Contract.

        "Authenticating Agent" shall have the meaning specified in Section 5.12.

        "Bank" means the institution designated as such pursuant to the Insurance Agreement, or a successor Person pursuant to the Insurance Agreement, and thereafter "Bank" shall mean such successor Person.

        "Blanket Insurance Policy" means the Lender's Blanket Consumer Loan Insurance Policy covering losses with respect to the Contracts, which policy has been issued by United Financial Casualty Company and the Servicer's rights therein with respect to the Contracts have been validly assigned to the Trustee acting on behalf of the Trust.

        "Book-Entry Certificates" means beneficial interests in the Certificates referred to in Section 5.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.8.

        "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or savings associations located in Los Angeles, California or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

        "Certificate" means a certificate executed and authenticated by the Trustee substantially in the form of Exhibit B hereto.

        "Certificate Distribution Amount" means, with respect to any Distribution Date, the sum of the Interest Distribution for such Distribution Date and the Principal Distribution for such Distribution Date, plus, but only in the case of any Distribution Date in respect of which the Servicer purchases the corpus of the Trust pursuant to Section 10.2, an amount equal to (a) the Pool Balance with respect to such Distribution Date minus (b) the Principal Distribution for such Distribution Date.

        "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

        "Certificate Register" and "Certificate Registrar" mean, respectively, the register maintained and the registrar appointed pursuant to Section 5.3.

        "Certificateholder" or "Holder" means the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any notices, consents or waivers pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Seller or the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent shall have been obtained.

        "Clearing Account" means Account No. 4159359173 in the name of the Seller maintained at Wells Fargo Bank, N.A.

        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

        "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

        "Closing Date" means March -, 1998.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collection Account" means the account established and maintained as the "Collection Account" pursuant to Section 4.1.

        "Collection Account Amount Available" means, with respect to any Distribution Date and the related Collection Period, the sum of (i) all payments of Monthly P&I, all partial prepayments, all Full Prepayments, Net Liquidation Proceeds and Net Insurance Proceeds in each case, collected with respect to the Contracts during such Collection Period, less partial prepayments of Rule of 78's Contracts collected with respect to the Contracts during such Collection Period which are deposited in the Payahead Account pursuant to Section 4.2(a),
(ii) amounts withdrawn from the Payahead Account pursuant to Section 4.1(b) and deposited in the Collection Account in such Collection Period, and (iii) the aggregate Repurchase Amount for Repurchased Contracts deposited in or credited to the Collection Account pursuant to Section 4.4 on the day preceding the Servicer Report Date next preceding such Distribution Date.

        "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided that for Liquidated Contracts the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such

Distribution Date; provided, further, however, that with respect to the first Distribution Date the "Collection Period" for Liquidated Contracts shall be the period from and including the Cut-Off Date to and including the sixth Business Day preceding such first Distribution Date.

        "Contract" means each retail installment sales contract and security agreement or installment loan agreement and security agreement and all proceeds thereof and payments thereunder, which contract or agreement has been executed by an Obligor and pursuant to which such Obligor purchased or financed the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such contract or agreement. Each Contract shall have been (i) either originated by Onyx or a subsidiary of Onyx, or shall have been originated by a Dealer and assigned to Onyx in accordance with the assignment provisions set forth therein, and (ii) subsequently conveyed to the Trust pursuant to this Agreement.

        "Contract Documents" means, with respect to each Contract, (a) the Contract and the original credit application fully executed by the Obligor thereunder; (b) either (i) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original thereof (or, with respect to Financed Vehicles registered in the State of California, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Financed Vehicle showing Onyx or a subsidiary of Onyx as first lienholder has been applied for; and (c) any agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).

        "Contract Files" means the Contract Documents and all other papers and computerized records customarily kept by the Servicer in connection with servicing contracts and loans comparable to the Contracts.

        "Contract Number" means, with respect to any Contract included in the Trust, the number assigned to such Contract by the Servicer, which number is set forth in the Schedule of Contracts.

        "Contract Rate" means (i) with respect to a Rule of 78's Contract, the Recomputed Yield for such Contract used in accordance with the definition of the term "Scheduled Balance" to derive the Scheduled Balance from time to time of such Rule of 78's Contract, and (ii) with respect to a Simple Interest Contract, the APR.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the time of the execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attn.: Corporate Trust and Agency Group, Structured Finance Team, or at such other address as the

Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer and the Insurer.

        "Custodian" means initially, the Trustee, and thereafter any custodian that may be appointed by the Trustee pursuant to Section 2.4(b).

        "Cut-Off Date" means March 1, 1998.

        "Dealer" means the seller of a Financed Vehicle, which seller originated and assigned the related Contract.

        "Default" means any occurrence which with the giving of notice or the lapse of time or both would become an Event of Default.

        "Defaulted Contract" means, with respect to any Collection Period, a Contract (i) which is, at the end of such Collection Period, delinquent in an aggregate amount equal to two monthly installments of Monthly P&I or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts with respect to the related Financed Vehicle have been commenced.

        "Deficiency Notice" means, with respect to any Distribution Date, the notice for payment under the Financial Guarantee Insurance Policy delivered by the Trustee to the Insurer and the Bank pursuant to Section 4.2(c).

        "Definitive Certificates" has the meaning set forth in Section 5.8.

        "Depository Agreement" shall mean the agreement among the Seller, the Trustee and the initial Clearing Agency, in the form currently used by the Clearing Agency.

        "Distribution Account" means the segregated trust account established by the Trustee denominated "Distribution Account--GT 1998-1, Bankers Trust Company, Trustee."

        "Distribution Date" means the 15th day of each month or if such date shall not be a Business Day, the following Business Day, commencing in April 1998.

        "Distribution Date Statement" has the meaning set forth in Section 3.9.

        "Due Date" means, as to any Contract, the date in each month upon which an installment of Monthly P&I is due.

        "Eligible Account" means (i) a trust account that is either (a) maintained by the Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit

Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect.

        "Eligible Investments" means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

        (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and, to the extent, at the time of investment, acceptable to the Insurer and each Rating Agency for securities having a rating equivalent to the rating of the Certificates at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;

        (b) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal and/or State banking authorities, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor's at least equal to "AA-" and from Moody's at least equal to "Aa2" or (ii) such depository institution is acceptable to the Insurer as evidenced by a letter from the Insurer to the Trustee;

        (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with any depository institution or trust company (including the Trustee), acting as principal, described in clause (b) above;

        (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which at the time of such investment or contractual commitment providing for such investment have long-term, unsecured debt obligations rated by Standard & Poor's "AA-" or better and by Moody's "Aa2" or better; provided, however, that securities issued by any corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of the Contracts and all amounts of Eligible Investments held as part of the Trust;

        (e) commercial paper having the highest rating by Standard & Poor's and Moody's at the time of such investment;

        (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the Trustee or any of its Affiliates is investment manager or advisor; and

        (g) such other obligations or securities acceptable to the Insurer, as evidenced by a letter from the Insurer to the Trustee (which acceptability may be revoked at any time by the Insurer).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default" means an event specified in Section 8.1.

        "Final Distribution Date" means July 15, 2004.

        "Financial Guarantee Insurance Policy" means the principal/interest insurance policy issued by the Insurer to the Trustee, the form of which is attached hereto as Exhibit C.

        "Financed Vehicle" means, as to any Contract, the automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Contract.

        "Full Prepayment" means any of the following: (a) with respect to any Contract other than a Contract referred to in clause (ii), (iii) or (iv) of the definition of the term "Liquidated Contract", payment by or on behalf of the Obligor of the total amount required by the terms of such Contract to be paid thereunder, which amount shall be at least equal to the sum of (i) 100% of the Scheduled Balance of such Contract, (ii) interest accrued thereon to the date of such payment at the APR; and (iii) any overdue amounts; or (b) with respect to any Contract, payment by the Seller to the Trustee of the Repurchase Amount of such Contract in connection with their repurchase of such Contract pursuant to Sections 2.3, or payment by the Servicer of the Repurchase Amount of such Contract in connection with the purchase of such Contract pursuant to Section
3.7 or the purchase of all Contracts pursuant to Section 10.2.

        "Insurance Agreement" means the Insurance and Reimbursement Agreement to be dated as of the Closing Date, among the Seller, the Servicer, the Trustee and the Insurer as amended, modified or restated from time to time.

        "Insurance Proceeds" means proceeds paid pursuant to the Blanket Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle or a Contract.

        "Insurer" means MBIA Insurance Corporation or its successor in interest.

        "Insurer Insolvency" means (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Insurer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bank bankruptcy, insolvency, rehabilitation or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or with respect to any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Insurer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, rehabilitation or similar law, or the consent by the Insurer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or of any substantial part of its property or the making by the Insurer of an assignment for the benefit of creditors or the failure by the Insurer generally to pay its debts as such debts become due or the taking of corporate action by the Insurer in furtherance of any of the foregoing.

        "Interest Distribution" means, with respect to any Distribution Date (referred to in this definition as the "current Distribution Date"), interest equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period immediately preceding the related Collection Period (or, if the current Distribution Date is the first Distribution Date, as of the Cut-Off Date) plus the amount of interest previously due but not paid to Certificateholders, if any.

        "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens that attach to the applicable Contract by operation of law.

        "Liquidated Contract" means a Contract which (i) is the subject of a Full Prepayment; or (ii) is a Defaulted Contract with respect to which Liquidation Proceeds constituting, in the Servicer's reasonable judgment, the final amounts recoverable in respect of such Defaulted Contract have been received and deposited in the Collection Account; or (iii) is paid in full on or after its Maturity Date; or (iv) has been a Defaulted Contract for four or more Collection Periods and with respect to which Liquidation Proceeds have not been deposited in the Collection Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly installments of Monthly P&I at the end of a Collection Period is a Liquidated Contract. The Scheduled Balance of a Contract that becomes a Liquidated Contract shall be reduced to zero as provided in the definition of "Scheduled Balance."

        "Liquidation Expenses" means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Defaulted Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable as Insurance Proceeds.

        "Liquidation Proceeds" means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due and to become due under any Defaulted Contract and the sale of any property acquired in respect thereof.

        "Maturity Date" means with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable, as such date may be extended pursuant to Section 3.2.

        "Monthly P&I" means, with respect to any Contract, the amount of each monthly installment payment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

        "Moody's" means Moody's Investors Service, Inc. and its successors in interest.

        "Net Insurance Proceeds" means, with respect to any Contract, Insurance Proceeds, net of any such amount applied to the repair of the related Financed Vehicle, released to an Obligor in accordance with the normal servicing procedures of the Servicer or representing expenses incurred by the Servicer and recoverable under the applicable policy.

        "Net Liquidation Proceeds" means the amount derived by subtracting from the Liquidation Proceeds of such Contract the related Liquidation Expenses.

        "Obligee" means, with respect to any Contract, the Person to whom an Obligor is indebted under such Contract.

        "Obligor" means, with respect to any Contract, the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under such Contract.

        "Officers' Certificate" means a Certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such Certificate and delivered to the Person to whom such Certificate is required to be delivered. In the case of an Officers' Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officers' Certificate shall be to an Officers' Certificate of the Servicer.

        "Onyx" means Onyx Acceptance Corporation and its successors in interest.

        "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Trustee and the Insurer.

        "Original Pool Balance" means the Aggregate Scheduled Balance as of the Cut-Off Date, which is $-.

        "Outstanding" means, with respect to a Contract and as of the time of reference thereto, a Contract that has not reached its Maturity Date, has not been fully prepaid, has not become a Liquidated Contract and has not been repurchased or purchased pursuant to Sections 2.3, 3.7 or 10.2.

        "Outstanding Principal Balance" means, as of the Cut-Off Date, (i) with respect to any Rule of 78's Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all unpaid Monthly P&I due on or after the Cut-Off Date, minus any unearned (or earned but unpaid) interest as of the Cut-Off Date computed in accordance with the Rule of 78's, and (ii) with respect to any Simple Interest Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all principal payments due on or after the Cut-Off Date.

        "Pass-Through Rate" means -% per annum (computed on the basis of a 360-day year of twelve 30-day months payable monthly).

        "Payahead Account" means the account established and maintained as the "Payahead Account" pursuant to Section 4.1.

        "Paying Agent" shall mean the Person acting as such as provided in
Section 5.11.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

        "Policy Claim Amount" means, with respect to each Distribution Date, the amount, if any, by which the Certificate Distribution Amount plus the Servicing Fee for such Distribution Date exceeds the Collection Account Amount Available for such Distribution Date.

        "Pool Balance" means, with respect to a Distribution Date, the Aggregate Scheduled Balance of the Contracts as of the end of the related Collection Period, exclusive of all Contracts that are not Outstanding at the end of such Collection Period.

        "Pool Factor" means, as of a Distribution Date, a six-digit decimal figure equal to the Pool Balance with respect to such Distribution Date divided by the Original Pool Balance.

        "Preference Claim" has the meaning set forth in Section 8.5.

        "Premium" shall have the meaning assigned thereto in the Insurance Agreement.

        "Principal Distribution" means, with respect to any Distribution Date, the Aggregate Scheduled Balance Decline for such Distribution Date; provided that the Principal Distribution on the Final Distribution Date will include the Aggregate Scheduled Balance of all Contracts that are Outstanding at the end of the Collection Period immediately prior to the Final Distribution Date.

        "Purchase Agreement" means the Sale and Servicing Agreement dated as of September 8, 1994 between Onyx Acceptance Corporation as seller and Onyx Acceptance Financial Corporation as purchaser, and as such agreement may have been or may be modified, supplemented or amended from time to time.

        "Rating Agencies" means Moody's and Standard & Poor's.

        "Recomputed Actuarial Method" means a method of accounting pursuant to which each payment of Monthly P&I due on a Rule of 78's Contract will be deemed to consist of interest equal to the product of 1/12 of the Recomputed Yield for such Contract and the Scheduled Balance of the Contract as of the preceding Due Date for such Contract and of principal to the extent of the remainder of such scheduled installment of Monthly P&I, which will cause the Outstanding Principal Balance as of the Cut-Off Date to be amortized in full at the Recomputed Yield.

        "Recomputed Yield" for any Rule of 78's Contract means the per annum rate determined as of the Cut-Off Date, such that the net present value of the remaining scheduled payments due on such Contract, discounted at such rate from the Due Date for each such scheduled payment to the Due Date for such Contract immediately preceding the Cut-Off Date, will equal the Outstanding Principal Balance.

        "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date, unless Definitive Certificates have been issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

        "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

        "Repurchase Amount" means the amount, as of the date of purchase or repurchase of any Contract, equal to the Scheduled Balance of such Contract as of the Due Date in the Collection Period in which such purchase or repurchase occurs plus interest on such Contract through such Due Date, to the extent not previously collected.

        "Repurchased Contract" means a Contract (i) purchased as of the Business Day prior to the respective Servicer Report Date by the Servicer pursuant to
Section 3.7 or (ii) repurchased by the Seller pursuant to Section 2.3. The Scheduled Balance of a Contract that becomes a Repurchased Contract shall be reduced to zero as provided in the definition of "Scheduled Balance."

        "Responsible Officer" means any officer of the Trustee within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this Agreement, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

        "Rule of 78's Contract" means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the "Rule of 78's." Under the "Rule of 78's," the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction, the denominator of which is equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract and the numerator of which is the number of payments remaining before giving effect to the payment to which the fraction is being applied.

        "Schedule of Contracts" means the list of Contracts, attached hereto as
Schedule I, which are being sold to the Trust as part of the Trust Estate, together with supplemental data regarding the Contracts calculated by Merrill Lynch & Co. and verified by the Servicer. The Schedule of Contracts attached hereto as Schedule I sets forth the Original Pool Balance, as well as the following information with respect to each Contract in columns:

Contract Number ("ACCT NBR")
Date of Origination ("ORG DT")
Maturity Date ("MAT DT")
Monthly P&I ("P&I")
Original Principal Balance ("ORIG AMT")
Outstanding Principal Balance ("PRIN BAL")
Annual Percentage Rate ("APR")

In addition, the information contained in Schedule I shall also be contained on a computer disk or tape (the "Disk") that shall be delivered by the Servicer to the Trustee not later than the 5th Business Day following the Closing Date. The Recomputed Yield and the Scheduled Balance of each Rule of 78's Contract for each Due Date after the Cut-Off Date, computed in accordance with the definition of Scheduled Balance set forth herein, as calculated by Merrill Lynch & Co. and verified by the Servicer, shall supplement Schedule I and shall be a part of the Schedule of Contracts and made available by the Servicer to the Trustee upon reasonable request.

        "Scheduled Balance" means, with respect to any Simple Interest Contract as of the Cut-Off Date, the amount set forth as the "Original Principal Balance" of such Contract on the Schedule of Contracts. "Scheduled Balance" means, with respect to any Simple Interest Contract for the Due Date or any other date in each month, the original principal balance of such Contract reduced by the portion of Monthly P&I paid on or prior to the date of calculation that is allocated to principal under the Simple Interest Method. "Scheduled Balance" means, with respect to any Rule of 78's Contract for the Due Date in each month and as of the Cut-Off Date, the amount set forth as the "Scheduled Balance" of such Contract for the Due Date or the Cut-Off Date, as applicable, on the Schedule of Contracts. For a Rule of 78's Contract, the "Scheduled Balance" of such Contract as of the Cut-Off Date or for any date in each month shall be the present value as of the Cut-Off Date or other date of calculation for the applicable month (determined as provided below), of all payments of Monthly P&I on the Contract due after such month (or due during or after the first Collection Period in the case of a Scheduled Balance as of the Cut-Off Date). Such present value as of the Cut-Off Date shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Cut-Off Date, using the Recomputed Yield for such Contract as the discount rate. Such present value as of any date in each month shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Due Date for such Contract in the Collection Period in which the date of calculation falls, using the Recomputed Yield for such Contract as the discount rate. The Scheduled Balance of a Rule of 78's Contract that becomes a Liquidated Contract or a Repurchased Contract shall be reduced to zero as of the close of business on the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract or a Repurchased Contract. The Scheduled Balance of a Simple Interest Contract that becomes a Liquidated Contract or a Repurchased Contract shall be reduced to zero as of the close of business on the date the Contract becomes a Liquidated Contract or is repurchased, as the case may be.

        "Seller" means Onyx Acceptance Financial Corporation in its capacity as the seller of the Contracts under this Agreement, and each successor to Onyx Acceptance Financial Corporation (in the same capacity) pursuant to Section 6.2.

        "Servicer" means Onyx Acceptance Corporation in its capacity as the servicer of the Contracts under Section 3.1, and, in each case upon such succession in accordance herewith, each successor to Onyx Acceptance Corporation in the same capacity pursuant to Section 7.2 and each successor servicer pursuant to Section 8.2.

        "Servicer Report Date" means the fifth Business Day prior to the related Distribution Date.

        "Servicing Fee" means, as to any Distribution Date, the fee payable to the Servicer for services rendered during the Collection Period ending immediately prior to such Distribution Date, which shall equal with respect to each Outstanding Contract, the product of (A) one-twelfth of the Servicing Fee Percent and (B) the Scheduled Balance of such Contract as of the opening of business on the first day of such Collection Period; provided, however, that with respect to the first Distribution Date the aggregate of the Servicing Fees for all of the Contracts shall be the product of (A) one-twelfth of the Servicing Fee Percent and (B) the Original Pool Balance. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation all investment earnings on funds credited to the Collection Account and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract (calculated in accordance with the Rule of 78's method) that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract; provided, however, that the Servicer agrees that each amount payable to it in respect of a Full Prepayment on a Rule on 78's Contract that exceeds such Contract's Scheduled Balance shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement.

        "Servicing Fee Percent" means 1.00% per annum.

        "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended or supplemented from time to time.

        "Servicing Standards" means at any time the quality of the Servicer's performance with respect to (i) compliance with the terms of this Agreement and
(ii) adequacy, measured in accordance with industry standards and current and historical standards of the Servicer, in respect of the servicing of all Contracts serviced by the Servicer, regardless of whether any such Contract is owned by the Servicer or otherwise.

        "Simple Interest Contract" means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the Simple Interest Method. For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment will be made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

        "Simple Interest Method" means the method for calculating interest on a Contract whereby interest due is calculated each day based on the actual principal balance of the Contract on that day.

        "Spread Account" means the account so denominated and provided for in the Insurance Agreement.

        "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

        "Successor Custodian" shall have the meaning as set forth in Section 2.4(b).

        "Title Document" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered. For Financed Vehicles registered in the State of California, Title Document may consist of electronic evidence of ownership on the Electronic Lien and Title system of the California Department of Motor Vehicles.

        "Transfer Agent" shall mean the Person acting as such as provided in
Section 5.3.

        "Trust" means the Onyx Acceptance Grantor Trust, 1998-1 created by this Agreement.

        "Trust Estate" has the meaning set forth in Section 2.1 hereof. The Spread Account and the Payahead Account and amounts on deposit therein and credited thereto shall not be part of the Trust Estate.

        "Trustee" means Bankers Trust Company, a New York banking corporation, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Person.

        "UCC" means the Uniform Commercial Code as in effect, as applicable, in California, Arizona, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia or Washington, or if the context requires, any other applicable state.

        SECTION 1.2 Usage of Terms. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

        SECTION 1.3 Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

        SECTION 1.4 Calculations. Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places. Collections of interest on Rule of 78's Contracts shall be calculated as if such Contracts were actuarial contracts the scheduled principal balances of which are the Scheduled Balances thereof.

        SECTION 1.5 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE II

                          Conveyance of the Contracts;
                   Representation and Warranties of the Seller

        SECTION 2.1 Sale and Assignment of Contracts.

        (a) In consideration of the Trustee's delivery to, or upon the order of, the Seller of authenticated Certificates in an aggregate amount equal to the Original Pool Balance, the Seller hereby sells, grants, transfers, conveys and assigns to the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Insurer, without recourse (except as expressly provided in Section 2.3 hereof) effective upon the Closing Date, all of its right, title and interest in, to and under:

               (i) the Contracts listed in the Schedule of Contracts including, without limitation, all payments of Monthly P&I due on or after the Cut-Off Date, all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Contract relates received on or after the Cut-Off Date and all other proceeds received on or after the Cut-Off Date in respect of such Contracts and any and all security interests in the Financed Vehicles;

               (ii) the Contract Documents relating to the Contracts (except the Contract Documents for Contracts which have been the subject of a Full Prepayment received on or after the Cut-Off Date but no later than two Business Days prior to the Closing Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment);

               (iii) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding investment earnings thereon);

               (iv) the right of the Seller, as purchaser under the Purchase Agreement, to cause Onyx as seller thereunder to repurchase Contracts listed in the Schedule of Contracts under certain circumstances;

               (v) the security interest of the Seller in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual Obligors under each related Contract;

                (vi) the Seller's right to proceeds under the Blanket Insurance Policy; and

               (vii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

        The foregoing items of property listed in this Section 2.1, together with the rights of the Trustee under the Financial Guarantee Insurance Policy, are the Trust Estate.

        It is the intention of the Seller and the Trustee that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Trust Estate (other than the Financial Guarantee Insurance Policy), conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes (and shall be construed and treated for all purposes) as a true and complete sale), the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in the Trust Estate whether now existing or hereafter created (other than the Financial Guarantee Insurance Policy), and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

        (b) In connection with the sale of the Contracts pursuant to the Purchase Agreement, Onyx has filed with the office of the Secretary of State of the State of California UCC-1 financing statements naming Onyx as seller and including the Contracts in the description of the assets being sold thereunder. In connection with the sale of the Contracts pursuant to this Agreement, the Seller has filed or caused to be filed UCC-1 financing statements, executed by the Seller as seller, naming the Trust as purchaser and describing the Contracts as the assets being sold by it to the Trust, with the office of the Secretary of State of the State of California. The Seller shall have caused UCC-2 termination statements to have been filed with the office of Secretary of State of the State of California terminating any effective UCC-1 financing statements with respect to any outstanding security interests in the Contracts. From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the perfection of the Trust's ownership interest in the Contracts and to continue the first priority security interest of the Trust in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

        (c) If any change in the name, identity or corporate structure of Onyx, the Seller or the relocation of the chief executive office of any of them would make any financing or continuation statement or notice of lien filed under this Agreement misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Trustee, on behalf of the Trust for the benefit of the Certificateholders and the Insurer, in the Contracts and in the related Financed Vehicles and proceeds thereof. Promptly thereafter, and in any event within 30 days of such change or relocation, the Servicer shall deliver to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect such interests of the Trustee in the

Contracts and in the related Financed Vehicles and proceeds thereof have been filed, and reciting the details of such filings.

        (d) During the term of this Agreement, the Seller and Onyx shall each maintain its chief executive office in one of the states of the United States.

        (e) The Servicer shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all Persons other than the Trustee, of the Trust's right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest in the related Financed Vehicles and the proceeds of such Financed Vehicles.

        SECTION 2.2 Representations and Warranties. The Seller represents and warrants to the Trustee and the Trust for the benefit of the Certificateholders and the Insurer as follows:

        (a) As to the Seller:

               (i) the Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to originate or acquire and own the Contracts;

               (ii) the Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

               (iii) the Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee on behalf of the Trust as part of the Trust and has duly authorized such sale and assignment to the Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action;

               (iv) this Agreement constitutes (A) a valid sale, transfer, and assignment of the Contracts, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

               (v) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Incorporation or Bylaws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties; and

               (vi) to the Seller's best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties:
        (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) naming the Seller which might adversely affect the federal income tax attributes of the Certificates.

        (b) As to each Contract (except as noted below as being applicable only to either Rule of 78's Contracts or Simple Interest Contracts):

               (i) the information pertaining to such Contract set forth in the related Schedule of Contracts was true and correct in all material respects at the Closing Date and the calculations of the Scheduled Balances appearing in such Schedule of Contracts for each such Contract at the Cut-Off Date, and in the case of Rule of 78's Contracts at each Distribution Date thereafter prior to the related Maturity Date, have been performed in accordance with this Agreement and are accurate;

               (ii) as of the Closing Date, such Contract was secured by a valid and enforceable first priority security interest in favor of Onyx in the related Financed Vehicle, and such security interest has been duly perfected and is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Closing Date); such security interest had been assigned by Onyx to the Seller pursuant to the Purchase Agreement and, as of the Closing Date, has been assigned by the Seller to the Trust pursuant to Section 2.1(a)(i) hereof;

               (iii) (A) if the related Financed Vehicle was originated in a state in which notation of a security interest on the Title Document (or in the electronic title records, in the case of the State of California) is required or permitted to perfect such security interest, the Title Document or the electronic title records for such Financed Vehicle shows, or, if a new or replacement Title Document is being applied for with respect to such Financed Vehicle, the Title Document will be received within 180 days of the Closing Date and will show, Onyx or a subsidiary of Onyx named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle, and (B) if the related Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Onyx or a subsidiary of Onyx named as the original secured party under the related Contract, and in either case, the Trustee on behalf of the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of such Contract) against all parties claiming an interest in such Financed Vehicle. With respect to each Contract for which the Title Document has not yet been returned from the Registrar of Titles (or evidenced in the electronic title records, in the case of the State of California), Onyx has written evidence that such Title Documents showing Onyx or a subsidiary of Onyx as first lienholder have been applied for;

               (iv) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each Contract to be transferred to the Trust pursuant to Section 2.1 free of liens, claims, encumbrances and rights of others and, upon transfer of such Contract to the Trustee pursuant to Section 2.1, the Trust will have good and marketable title to, will have a first priority perfected security interest in and will be the sole owner of such Contract free of liens, encumbrances and rights of others;

               (v) as of the Cut-Off Date, the most recent scheduled payment due on each such Contract had been made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the related Obligors;

               (vi) as of the Closing Date, there is no lien against the related Financed Vehicle for delinquent taxes;

               (vii) as of the Closing Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor(s) to pay the unpaid principal or interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject such Contract to any right of rescission, offset, defense or counterclaim, and the Seller has no knowledge that such right of rescission, offset, defense or counterclaim has been asserted or threatened;

               (viii) as of the Closing Date, to the best of the Seller's knowledge, there are no liens or claims which have been filed, including liens for work, labor, material or storage affecting the related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Contract;

               (ix) such Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer of ownership of the Contracts to the Trustee and the receipt of interest by the Certificateholders, will not violate any applicable federal, state or local law;

               (x) such Contract is the legal, valid and binding obligation of the related Obligor(s) thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Contract had full legal capacity to execute and deliver such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Contract have not been waived, amended or modified in any respect, except by instruments that are part of the related Contract Documents, and no such waiver, amendment or modification has caused such Contract to fail to meet all of the representations, warranties and conditions, set forth herein with respect thereto;

               (xi) such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally;

               (xii) as of the Closing Date, there was no default, breach, violation or event permitting acceleration existing under such Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subparagraph (v) above;

               (xiii) at the Closing Date each related Financed Vehicle will be covered by the Blanket Insurance Policy; each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policy applicable to it;

               (xiv) at the Closing Date, (a) such Contract will require that the related Obligor(s) obtain and maintain in effect for the related Financed Vehicle a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the related Obligor(s) under such Contract, (ii) naming Onyx or a subsidiary of Onyx as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (b) the Servicer shall have put in place a vendor's single interest insurance policy providing coverage upon repossession of the related Financed Vehicle in an amount equal to the lesser of the actual cash value of such Financed Vehicle, the cost of repair or replacement for such Financed Vehicle and the unpaid balance of the related Contract. Each of Onyx and the Seller shall, and Onyx shall cause any subsidiary of Onyx which originated a Contract to, at all times comply with all of the provisions of such insurance policies applicable to it;

               (xv) such Contract was either originated by a subsidiary of Onyx, purchased by a subsidiary of Onyx or acquired by Onyx from a Dealer with which it ordinarily does business, and no adverse selection procedures have been utilized in selecting such Contract from all other similar contracts purchased or originated by Onyx or any such subsidiary;

               (xvi) payments under such Contract have been applied in accordance with the Rule of 78's or the Simple Interest Method, as provided in the applicable Contract, and are due monthly in substantially equal amounts through its Maturity Date sufficient to fully amortize the principal balance of such Contract by its Maturity Date;

               (xvii) there is only one original of such Contract and such original, together with all other related Contract Documents, is being held by the Trustee; provided, however, that upon the execution by the Trustee and the Servicer of a letter agreement revocably appointing the Servicer as agent of the Trustee to act as custodian of the Contract Documents in accordance with Section 2.4, such original Contracts together with all other Contract Documents may be held by the Servicer. Each original Contract has been segregated to show the Trust as owner thereof, unless the Insurer has waived the requirement for such segregation by notice in writing to the Trustee and the Servicer;

               (xviii)as of the Closing Date, the Servicer has clearly marked its electronic records to indicate that such Contract is owned by the Trust;

               (xix) at the Cut-Off Date, such Contract has a Maturity Date no later than March 1, 2004;

               (xx) at the date of origination of the Contract, the original principal balance of such Contract was not greater than the purchase price to the related Obligor(s) (including taxes, warranties, licenses and related charges) of the related Financed Vehicle;

               (xxi) as of the Cut-Off Date, the Seller has not received notice that any Obligor under such Contract has filed for bankruptcy;

               (xxii) the related Obligor(s) were located in either California, Arizona, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Missouri, Montana, New Jersey, New York, Nevada, Oregon, Texas, Utah, Virginia or Washington on the date of origination of such Contract;

                (xxiii) the yield (using the Recomputed Yield for Rule of 78's Contracts) on such Contract is at least equal to -%;

               (xxiv) as of the Cut-Off Date, such Contract had an original maturity of not more than 72 months and such Contract has a remaining maturity of 72 months or less;

                (xxv) the first payment under such Contract is due on or before April 15, 1998;

               (xxvi) as of the Cut-Off Date, such Contract has a remaining principal balance of at least $-; and

               (xxvii)as of the Cut-Off Date, such Contract is secured by a Financed Vehicle that has not been repossessed without reinstatement.

        (c) As to all of the Contracts:

               (i) the aggregate Outstanding Principal Balance payable by Obligors of the Contracts as of the Cut-Off Date equals the Original Pool Balance; and

               (ii) as of the Cut-Off Date, approximately -% of the Outstanding Principal Balance of all Contracts is attributable to loans to purchase new Financed Vehicles and approximately -% of the Outstanding Principal Balance of all Contracts is attributable to used Financed Vehicles.

        (d) None of the foregoing representations and warranties shall be construed as, and the Seller is specifically not making, any representations and warranties regarding the collectibility of the Contracts or the future performance of the Contracts.

        (e) The Seller has not prepared any financial statement which accounts for the transfer of the Trust Estate (other than the Financial Guarantee Insurance Policy) hereunder to the Trust in any manner other than a sale of the Trust Estate (other than the Financial Guarantee Insurance Policy) by it to the Trust, and the Seller has not in any other respect (including, but not limited to, for accounting and tax reporting purposes) accounted for or treated the transfer of the Trust Estate (other than the Financial Guarantee Insurance Policy) hereunder in any manner other than as a sale and absolute assignment to the Trust of the Seller's full right, title and ownership interest in the Trust Estate (other than the Financial Guarantee Insurance Policy) to the Trust.

        SECTION 2.3 Repurchase of Certain Contracts. The representations and warranties of the Seller set forth in Section 2.2 with respect to each Contract shall survive delivery of the Contract

Documents to the Trustee and shall continue until the termination of this Agreement. Upon discovery by the Seller, the Servicer, the Insurer or a Responsible Officer of the Trustee that any of such representations or warranties was incorrect or that any of such conditions was unsatisfied as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or contains a material defect or has not been received by the Trustee (or the Servicer in its capacity as custodian of the Trustee pursuant to Section 2.4), such Person making such discovery shall give prompt notice to the other such Persons. If any such defect, incorrectness or omission materially and adversely affects the interest of the Certificateholders, the Trustee or the Insurer, the Seller shall cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such condition, representation or warranty was incorrect as of the time made; provided that if the Seller is unable to do so by the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware of or receives written notice from the Trustee, the Insurer or the Servicer of such defect, incorrectness or omission, it shall repurchase such Contract on the last day of the applicable Collection Period from the Trust at the Repurchase Amount in the manner set forth in Section 4.4. Upon any such repurchase, the Trustee on behalf of the Trust shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller any Contract purchased hereunder. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.2 shall be to require the Seller to repurchase Contracts pursuant to this Section provided, however, that the Seller shall indemnify the Trustee, its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

        SECTION 2.4 Duties and Appointment of Custodian.

        (a) Duties of Custodian. The Trustee, and any Custodian appointed pursuant to Section 2.4(b), while acting as Custodian shall:

               (i) segregate and maintain continuous custody of the Contract Documents in secure and fireproof facilities in accordance with customary standards for such custody;

               (ii) with respect to the Contract Documents, (A) act exclusively as the Custodian for the benefit of the Certificateholders and for the Insurer and (B) hold all Contract Documents for the exclusive use (notwithstanding Sections 2.4(a)(iii) and 2.4(a)(iv) below) and for the benefit of the Certificateholders and the Insurer;

               (iii) to the extent the Servicer directs the Custodian in writing, deliver certain specified Contract Documents to the Servicer to enable the Servicer to service the Contracts pursuant to this Agreement. At such time as the Servicer returns such Contract Documents to the Custodian, the Servicer shall provide written notice of such return to the Custodian.

        The Custodian shall acknowledge receipt of the returned materials by signing the Servicer's notice and shall promptly send copies of such acknowledgment or receipt to the Servicer;

               (iv) upon reasonable prior written notice, permit the Servicer and the Insurer to examine the Contract Documents in the possession, or under the control, of the Custodian; and

               (v) at its own expense, maintain at all times while acting as Custodian, and keep in full force and effect (A) fidelity insurance, (B) theft of documents insurance, (C) fire insurance, and (d) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

        (b) Appointment of Custodian. As of the Closing Date, the Trustee shall be the Custodian of the Contract Files; provided, however, that upon the execution by the Trustee of a letter agreement with the consent of the Insurer (such consent not to be unreasonably withheld) substantially in the form of Exhibit A attached hereto (the "Appointment of Custodian"), revocably appointing the Servicer or such other entity acceptable to the Insurer as agent of the Trustee to act as Custodian (the "Successor Custodian") of the Contract Documents, such Successor Custodian shall be so appointed and shall from the effective date of such Appointment of Custodian retain custody of the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle. As of the effective date of such Appointment of Custodian, the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle will be delivered to the Successor Custodian in its capacity as agent of the Trustee acting as Custodian.

        If the Servicer is appointed Successor Custodian as of the date specified in the Appointment of Custodian, the Servicer shall maintain the Contract Documents held by it in a file area physically separate from the other installment sales contracts owned or serviced by it or any of its Affiliates, which area shall be clearly marked to indicate the Trust as the owner of, and the holder of the security interest in, the Contract Documents; except that if the Insurer has waived the requirement for such segregation by notice in writing to the Trustee and the Servicer, such file area may contain contract documents for other installment sales contracts serviced by the Servicer.

        SECTION 2.5 Duties of Servicer Relating to the Contracts.

        (a) Safekeeping. The Servicer, in its capacity as servicer, shall maintain such accurate and complete accounts, records, and computer systems pertaining to each Contract File as shall enable the Trustee to comply with this Agreement. In performing its duties as servicer the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to all comparable automobile contracts that the Servicer services for itself or others. The Servicer shall:
(i) conduct, or cause to be conducted, periodic physical inspections of the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) held by it under this Agreement, and of the related accounts, records, and computer systems; (ii) maintain the Contract Files in such a manner as shall enable the Trustee and the Insurer to verify the accuracy of the Servicer's record keeping; (iii) promptly report to the Trustee and the Insurer any failure on its part to hold the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) and maintain its accounting, records, and computer systems as herein provided; and (iv) promptly take appropriate action to remedy any such failure.

        (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File (other than the Contract Documents, unless the Servicer is acting as Custodian) at the address of the Servicer set forth in Section 11.5, or at such other location as shall be specified to the Trustee and the Insurer by 30 days' prior written notice. The Servicer shall permit the Trustee or the Insurer or their duly authorized representatives, attorneys, or auditors to inspect the Contract Files and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee or the Insurer may request.

        (c) Release of Documents. If the Servicer is acting as Custodian pursuant to Section 2.4, upon instruction from the Trustee (a copy of which shall be furnished to the Insurer), the Servicer shall release any document in the Contract Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

        (d) Monthly Reports. On the Servicer Report Date of each month, commencing with the month of the Closing Date, the Servicer shall deliver to the Trustee and Insurer, a certificate of a Servicing Officer stating (i) the Contract Number and outstanding principal balance of each Contract that has become a Liquidated Contract since the Business Day immediately preceding the date of the last certificate delivered pursuant to this Section 2.5(d) (or since the Closing Date in the case of the first such certificate); (ii) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (a) of the definition of the term "Full Prepayment" or is a Liquidated Contract pursuant to clause (iii) of the definition of the term "Liquidated Contract," all proceeds received in respect thereof have been deposited in or credited to the Collection Account in accordance with Section 4.2; (iii) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (b) of the definition of the term "Full Prepayment," the correct Repurchase Amount has been deposited in or credited to the Collection Account in accordance with Section 4.4; (iv) that, if such Contract is a Liquidated Contract pursuant to clause (ii) of the definition of the term "Liquidated Contract," there have been deposited in or credited to the Collection Account the related Net Liquidation Proceeds in accordance with
Section 4.2; and (v) that the Trustee is authorized to release such Contract and the related Contract Documents as provided herein.

        (e) Schedule of Title Documents. The Servicer shall deliver to the Trustee and the Insurer (i) within 60 days of the Closing Date, a schedule of Title Documents which as of the Closing Date did not show Onyx or a subsidiary of Onyx as first lienholder and (ii) within 180 days of the Closing Date as to the Contracts, a schedule of Title Documents which as of the date prior to such delivery do not show the Onyx or a subsidiary of Onyx as first lienholder and as to which the Seller is obligated to repurchase pursuant to the provisions hereof.

        (f) Electronic Marking of Contracts; Possession. The Servicer shall cause the electronic record of the Contracts maintained by it to be clearly marked to indicate that the Contracts have been sold to the Trust and shall not in any way assert or claim an ownership interest in the Contracts. It is intended that pursuant to the applicable provisions of Sections 2.4 and 2.5 hereof and the Appointment of Custodian, the Trustee on behalf of the Trust shall be deemed to have possession of the Contract Documents for purposes of
Section 9-305 of the UCC of the State in which the Contract Documents are located.

        SECTION 2.6 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions (a copy of which shall be furnished to the Insurer) with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

        SECTION 2.7 Indemnification. The Servicer, as custodian, shall indemnify the Trustee and its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever (including the reasonable fees and expenses of counsel) that may be imposed on, incurred, or asserted against the Trustee, the Insurer, the Trust and the Certificateholders as the result of any act or omission in any way relating to the maintenance and custody by the Servicer of the Contract Files, or the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or gross negligence of the Trustee or the Insurer. The Servicer shall also indemnify and hold harmless the Trust, the Trust Estate, the Trustee, the Insurer and the Certificateholders against any taxes that may be asserted at any time against any of them with respect to the Contracts, including any sales, gross receipts, general corporation, personal property, privilege or license taxes (but exclusive of federal or other income taxes arising out of payments on the Contracts) and the costs and expenses in defending against such taxes. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to the Contracts, shall assume, with the consent of the Trustee, the defense of any such claim and shall pay all expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Trustee or the Trust with respect to the Contracts.

        SECTION 2.8 Effective Period and Termination. The Trustee's appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect until the earlier of (i) the execution of the Appointment of Custodian, (ii) the removal of the Trustee pursuant to Section 9.10 or (iii) the Final Distribution Date. Following the execution of the Appointment of Custodian, the Successor Custodian's appointment as Custodian shall continue in full force and effect until terminated under this Section 2.8 or until the Final Distribution Date, whichever occurs first. If Onyx shall resign as Servicer under Section 7.4 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as Custodian may be terminated by the Trustee, the Insurer, or by the Holders of Certificates evidencing in the aggregate at least 25% of the Pool Balance, in the same manner as the Trustee, the Insurer, or such Holders may terminate the rights and obligations of the Servicer under Section 8.1 (but no occurrence of an Event of Default shall be a precondition to termination). As soon as practicable after any termination of such appointment, the Custodian shall, at its own expense, deliver or cause the delivery of the Contract Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate and shall cooperate in good faith to effect such delivery. The foregoing notwithstanding, if the Servicer is acting as Custodian, the Servicer shall, at the request of the Insurer, redeliver the Contract Documents to the Trustee in the event that such redelivery is required by any Rating Agency to consider the Certificates investment grade without consideration of the Financial Guarantee Insurance Policy.

        SECTION 2.9 Nonpetition Covenant.

        (a) Neither the Seller nor the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

        (b) The Servicer shall not, nor cause the Seller to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

        SECTION 2.10 Collecting Title Documents Not Delivered at the Closing Date. In the case of any Contract in respect of which, in place of a Title Document, the Trustee received on the Closing Date written evidence from the Dealer selling the related Financed Vehicle, or from Onyx, that the Title Document for such Financed Vehicle showing Onyx or a subsidiary of Onyx as first lienholder has been applied for from the Registrar of Titles, the Servicer shall use its best efforts to collect (or, in the case of the State of California, to obtain evidence in the electronic title records of) such Title Document from the Registrar of Titles as promptly as possible. If such Title Document showing Onyx or a subsidiary of Onyx as first lienholder is not received by the Servicer (or, in the case of the State of California, verified by the Servicer in the electronic title records) within 180 days after the Closing Date with respect to the Contracts, then the representation and warranty in Section 2.2(b)(iii) as to such Contracts in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders and the Seller shall be obligated to repurchase such Contract in accordance with Section 2.3.

                                   ARTICLE III

                    Administration and Servicing of Contracts

        SECTION 3.1 Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with reasonable care and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts serviced by it for its own account; provided, however, that, subject to Section 3.2 as to extensions, the Servicer shall not release or waive the right to collect the unpaid balance of any Contract. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee and the Insurer with respect to distributions and the preparation of U.S. Grantor Trust Tax Returns (Form 1041) for the Trustee to sign and file on an annual basis, based on a tax year for the Trust that is the calendar year and any other tax forms required by any federal, state or local tax authority including with respect to original issue discount, if any. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable; provided, however, that the Servicer shall commence repossession efforts in respect of any Financed Vehicle any payment on the related Contract of which is four or more months delinquent. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Insurer, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles. The Trustee shall furnish the Servicer any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer may engage agents and subservicers to fulfill its duties hereunder; provided, however, that the Servicer shall remain at all times personally liable for the acts (and failures to act) of such agents and subservicers.

        On or prior to the Closing Date, the Servicer shall deliver to the Insurer and the Trustee a list of Servicing Officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, which list shall from time to time be updated by the Servicer on request of the Trustee or the Insurer.

        On the Closing Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I due on or after the Cut-Off Date and received by the Servicer at least two Business Days prior to the Closing Date;
(ii) the proceeds of each Full Prepayment of any Contract and all partial prepayments on Simple Interest Contracts received by the Servicer on or after the Cut-Off Date and at least two Business Days prior to the Closing Date; and
(iii) all Net Liquidation Proceeds and Net Insurance Proceeds received with respect to a Financed Vehicle to which a Contract relates received on or after the Cut-Off Date and at least two Business Days prior to the Closing Date.

        Subject to Section 4.2(a) respecting deposits in the Payahead Account, the Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I due on or after the Cut-Off Date received by it on the Contracts together with the proceeds of all Full Prepayments on all Contracts and all partial prepayments on Simple Interest Contracts, and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds. As of the last day of each Collection Period, all amounts received in each Collection Period shall be applied by the Servicer with respect to each Contract, first, to the Servicer as additional servicing compensation any amounts due for late fees, extension fees or similar charges, second to the payment of Monthly P&I, and third, in the case of partial prepayments on Rule of 78's Contracts, to the Payahead Account. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges or extension fees may, but need not be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation.

        With respect to payments of Monthly P&I made by Obligors to the Servicer's lock box, the Servicer shall direct the Person maintaining the lock box to deposit the amount collected on the Contracts within one Business Day to the Clearing Account. Such amounts shall be withdrawn from the Clearing Account and deposited in the Collection Account no later than the next following Business Day.

        In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on the Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account or the Payahead Account, as the case may be. The Servicer acknowledges that the unremitted collections on the Contracts are part of the Trust Estate and the Servicer agrees to act as custodian and bailee of the Trustee and the Insurer in holding such monies and collections. The Servicer agrees, for the benefit of the Trustee, the Trust, the Certificateholders and the Insurer, to act as such custodian and bailee, and to hold and deal with such monies and such collections, as custodian and bailee for the Trustee and the Insurer, in accordance with the provisions of this Agreement.

        The Servicer shall retain all data (including, without limitation, computerized title records) relating directly to or maintained in connection with the servicing of the Contracts at the address of the Servicer set forth in
Section 11.5, or, upon 15 days' notice to the Insurer and the Trustee, at such other place where the servicing offices of the Servicer are located, and shall give the Trustee and the Insurer access to all data (including, without limitation, computerized title records) at all reasonable times, and, while an Event of Default shall be continuing, the Servicer shall, on demand of the Trustee or the Insurer deliver or cause to be delivered to the Trustee on behalf of the Trust and to the Insurer all data (including, without limitation, computerized title records and, to the extent transferable, related operating software) necessary for the servicing of the Contracts and all monies collected by it and required to be deposited in or credited to the Collection Account or the Payahead Account, as the case may be.


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

        SECTION 3.2 Collection of Contract Payments. The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall use its best efforts to cause each Obligor to make all payments in respect of his or her Contract to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) in order to work out a default or an impending default due to the financial condition of an Obligor, grant up to three extensions of the Due Date of any payment for periods of 30 days or less, such that the Maturity Date of no Contract shall, under any circumstances, extend more than 90 days past the originally scheduled date of the last payment on such Contract and in no event beyond the Final Distribution Date. The Servicer shall not extend the Maturity Date of a Contract except as provided in clause (ii) of the preceding sentence. Except as explicitly permitted by this paragraph, the Servicer shall not change any material term of a Contract, including but not limited to the interest rate, the payment amounts or due dates, or the property securing such Contract.

        SECTION 3.3 Realization Upon Contracts. The Servicer shall use its best efforts, consistent with the servicing standard specified in Section 3.1, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which no satisfactory arrangements can be made for collection of delinquent payments. Such servicing procedures may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for prudent holders of retail installment sales contracts and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or any contract in default, may commence and prosecute any proceedings in respect of such Contract in its own name or, if the Servicer deems it necessary, in the name of the Trust or on behalf of the Trust. The Servicer's obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the related Contract, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Net Liquidation Proceeds and Net Insurance Proceeds shall be deposited directly in or credited to the Collection Account (without deposit in any intervening account) to the extent required by Section 4.2.

        SECTION 3.4 Insurance. The Servicer shall cause to be maintained the Blanket Insurance Policy with the Trustee as the named payee thereunder with respect to the Contracts.

        SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps as are necessary to maintain continuous perfection and priority of the security interest


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
 created by each Contract in the related Financed Vehicle, including but not limited to, obtaining the execution by the related Obligor and the recording, registering, filing, re-recording, re-registering, and refiling of all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interest granted by such Obligor under each respective Contract. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title (or, in the case of the State of California, the electronic title record), or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, Onyx hereby agrees that the identification of Onyx or a subsidiary of Onyx as the secured party on the certificate of title (or, in the case of the State of California, the electronic title record) is deemed to be in its capacity as agent of the Trust and further agrees to hold such certificate of title (or, in the case of the State of California, the electronic title record) as the Trustee's agent and custodian; provided that Onyx shall not make, nor shall the Trustee or Certificateholders have the right to require that Onyx make, any such notation on the related Financed Vehicles' certificate of title (or, in the case of the State of California, the electronic title record) or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

        SECTION 3.6 Covenants, Representations and Warranties of Servicer. The Servicer hereby makes the following covenants, representations and warranties on which the Trustee shall rely accepting the Contracts in trust and authenticating the Certificates.

        (a) The Servicer covenants as to the Contracts:

               (i) the Financed Vehicle securing each Contract shall not be released from the lien granted by the Contract in whole or in part, except as contemplated herein;

                (ii) the Servicer shall not impair the rights of the Trust in the Contracts;

               (iii) the Servicer shall not increase the number of payments under a Contract, nor increase the amount financed under a Contract, nor extend or forgive payments on a Contract, except as provided in Section 3.2; and

               (iv) the Servicer may consent to the sale or transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor's obligations thereunder and upon doing so the credit profile with respect to such Obligor will not be changed from adequate to speculative by virtue of the addition of the transferee's obligation thereunder.

        (b) The Servicer represents and warrants as of the Closing Date:


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

               (i) the Servicer (1) has been duly organized, is validly existing and in good standing as a corporation organized and existing under the laws of the State of Delaware, (2) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (3) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery by the Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the Certificate of Incorporation or Bylaws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

               (iii) other than consents that have been obtained prior to the Closing Date, the Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

               (iv) this Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally);

               (v) there are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents; and

               (vi) the Servicer has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

        SECTION 3.7 Purchase of Contracts Upon Breach of Covenant. The Servicer or the Trustee shall inform the other party and the Insurer promptly, in writing, upon the discovery of any breach of the representation and warranties set forth in Section 3.6 or of the covenants set forth in Section 3.5. Unless the breach shall have been cured within 30 days following such discovery or receipt of notice of such breach, the Servicer shall purchase any Contract materially and adversely affected by such breach from the Trust. As consideration for the Contract, the Servicer shall remit the Repurchase Amount on the Business Day preceding the Servicer Report Date next succeeding the end of such 30-day cure period in the manner specified in Section 4.4. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 3.5 (other than as specified therein) and Section 3.6 shall be to require the Servicer to purchase Contracts pursuant to this Section 3.7; provided, however, that the Servicer shall indemnify the Trustee and its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders against all costs, expenses, losses damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

        Any successor Servicer appointed pursuant to Section 8.2 shall not be obligated to purchase Contracts pursuant to this Section 3.7 with respect to any breaches by any prior Servicer.

        SECTION 3.8 Servicing Compensation. As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section 3.8, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee in respect of each Contract that was Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date; provided, however, that with respect to the first Distribution Date the Servicer will be entitled to receive the Servicing Fee in respect of each Outstanding Contract as of the Cut-Off Date. As servicing compensation in addition to the Servicing Fee, the Servicer shall be entitled (i) to retain all late payment charges, extension fees and similar items paid in respect of Contracts, (ii) to receive, in respect of each Rule of 78's Contract that is prepaid in full prior to its Maturity Date, the amount by which the outstanding principal balance of such Contract (determined in accordance with the Rule of 78's method) exceeds the Scheduled Balance of such Contract at the time of such prepayment and (iii) to receive all investment earnings on funds credited to the Collection Account and the Payahead Account; provided, however, that the Servicer agrees that each amount payable to it pursuant to clause (ii) of this Section 3.8 shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent provided in Section 3.3.

        SECTION 3.9 Reporting by the Servicer.


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

        (a) No later than 3:00 p.m. New York City time on each Servicer Report Date, the Servicer shall transmit to the Trustee and the Insurer a statement (the "Distribution Date Statement") setting forth with respect to the next succeeding Distribution Date:

                (i) the Interest Distribution for such Distribution Date;

                (ii) the Principal Distribution for such Distribution Date;

                (iii) the Certificate Distribution Amount for such Distribution Date;

                (iv) the Premium payable to the Insurer and the amount to be deposited in the Spread Account;

                (v) the aggregate Servicing Fee with respect to the Contracts for the related Collection Period;

                (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;

                (vii) the Collection Account Amount Available and the Policy Claim Amount, if any, for such Distribution Date;

                (viii) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

                (ix) the net credit losses for the Collection Period;

                (x) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed; and

                (xi) the Pool Balance.

Each such Distribution Date Statement shall be accompanied by an Officers' Certificate of the Servicer, which Officers' Certificate shall state that the computations reflected in such statement were made in conformity with the requirements of this Agreement.

        (b) On each Servicer Report Date, the Servicer shall render to the Trustee and the Insurer a report, in respect of the immediately preceding Collection Period, setting forth the following:

               (i) the aggregate amount, if any, paid by or due from it for the purchases of Contracts which the Seller or the Servicer has become obligated to repurchase or purchase pursuant to Sections 2.3 or 3.7;

               (ii) the net amount of funds which have been deposited in or credited to the Collection Account or the Payahead Account in respect of such Collection Period (including amounts, if any, collected during the next preceding Collection Period and deposited in the Payahead Account pursuant to Section 4.2) after giving effect to all permitted deductions therefrom pursuant to Section 4.2;

               (iii) with respect to each Contract that became a Liquidated Contract during the Collection Period, the following information:

                      (A) its Contract Number;

                      (B) the effective date as of which such Contract became a
               Liquidated Contract;

                      (C) its Monthly P&I and Scheduled Balance as of the close
               of business on the last day of the Collection Period relating to the prior Distribution Date (or as of the Closing Date in the case of the first Distribution Date); and

                      (D) the amount of the Net Liquidation Proceeds or Net
               Insurance Proceeds;

               (iv) with respect to each Contract which was the subject of a Full Prepayment during such Collection Period, the following information:

                      (A) its Contract Number; and

                      (B) the date of such Full Prepayment;

               (v) the Contract Numbers, Monthly P&I, Scheduled Balances and Maturity Dates of all Contracts which became Defaulted Contracts during such Collection Period;

               (vi) any other information relating to the Contracts reasonably requested by the Trustee or the Insurer; and

               (vii) the amount of Net Liquidation Proceeds and Net Insurance Proceeds which have been deposited in or credited to the Collection Account in respect of the Collection Period ending immediately prior to such Servicer Report Date and the cumulative amount of Net Liquidation Proceeds and Net Insurance Proceeds deposited in or credited to the Collection Account during the preceding Collection Periods.

        SECTION 3.10 Annual Statement as to Compliance.


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

        (a) The Servicer shall deliver to the Trustee and the Insurer, on or before March 15, 1999 and on or before March 15 of each fiscal year thereafter, an Officers' Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding fiscal year (since the Closing Date in the case of the first of such Officers' Certificates required to be delivered) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year and that no default under this Agreement has occurred and is continuing, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        (b) The Servicer shall deliver to the Trustee, the Insurer and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 8.1.

        SECTION 3.11 Annual Independent Certified Public Accountant's Report. On or before March 15, 1999 and on or before March 15 of each fiscal year thereafter, the Servicer at its expense shall cause a firm of nationally-recognized independent certified public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee and the Insurer to the effect that (i) they have audited the balance sheet of the Servicer as of the last day of said fiscal year and the related statements of operations, retained earnings and cash flows for such fiscal year and have issued an opinion thereon, specifying the date thereof, (ii) they have also audited the reports delivered by the Servicer pursuant to Section 3.9(b) and certain other documents and the records relating to the servicing of the Contracts and the distributions on the Certificates under this Agreement, (iii) their audit as described under clauses (i) and (ii) above was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and (iv) their audits described under clauses
(i) and (ii) above disclosed no exceptions which, in their opinion, were material, relating to the servicing of such Contracts in accordance with this Agreement and the making of distributions on the Certificates in accordance with this Agreement, or, if any such exceptions were disclosed thereby, setting forth those exceptions which, in their opinion, were material.

        SECTION 3.12 Access to Certain Documentation and Information Regarding Contracts. If the Servicer is acting as Custodian, the Servicer shall provide to the Certificateholders, the Trustee and the Insurer reasonable access to the Contract Files. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at designated offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12.


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

        SECTION 3.13 Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of mortgage loans or consumer contracts on behalf of institutional investors.

        SECTION 3.14 Indemnification; Third Party Claims. The Servicer agrees to indemnify and hold the Trust, the Trustee and its officers, directors, agents and employees, and the Certificateholders harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any reasonable other costs, fees and expenses that the Trustee or the Certificateholders may sustain because of the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to the Contracts, shall assume, with the consent of the Trustee, the defense of any such claim and shall pay all expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered with respect to such claim against it or the Trustee or the Certificateholders.

        SECTION 3.15 Reports to Certificateholders and the Rating Agencies.

        (a) The Trustee at its own expense shall provide to each Certificateholder a copy of each Distribution Date Statement described in
Section 3.9(a) concurrently with the delivery of the statement described in
Section 4.5 below.

        (b) The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of the annual audit statement described in Section 3.10, or the annual audit report described in
Section 3.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

        (c) The Trustee shall forward to the Rating Agencies and the Insurer the statement to Certificateholders described in Section 4.5 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings Services, Asset-Backed Surveillance Group, 26 Broadway, Fifteenth Floor, New York, New York 10004, (ii) Moody's Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007, and (iii) the address of the Insurer at the address set forth in the Insurance Agreement.

                                   ARTICLE IV

            Accounts; Distributions; Statements to Certificateholders

        SECTION 4.1 Accounts.

        (a) Prior to the Closing Date, the Servicer shall open, at a depository institution (which may be the Trustee), the following accounts for the benefit of the Certificateholders: (i) an account denominated "Collection Account--GT 1998-1, Bankers Trust Company, Trustee" (the "Collection Account") and (ii) an account denominated "Payahead Account--GT 1998-1, Bankers Trust Company, as agent" (the "Payahead Account") and, collectively, with the Collection Account, the "Accounts"). The Accounts shall be Eligible Accounts. The location and account numbers of the Accounts as of the Closing Date are set forth on Schedule
II. The Servicer shall give the Trustee and the Insurer at least five Business Days' written notice of any change in the location of any Account and any related account identification information. All moneys deposited in or credited to, from time to time, the Collection Account shall be part of the Trust and all moneys deposited in or credited to, from time to time, the Collection Account shall be invested by the Trustee, or on behalf of the Trustee by the depository institution maintaining such account, in Eligible Investments pursuant to
Section 4.1(c).

        (b) If as of the last day of a Collection Period a payment in an amount less than the scheduled payment of Monthly P&I has been made for a Rule of 78's Contract with respect to which amounts have been deposited in or credited to the Payahead Account in a preceding Collection Period in accordance with Sections
3.1 and 4.2(a), the Servicer shall withdraw from the Payahead Account and deposit into the Collection Account by the fifth Business Day preceding the Distribution Date immediately succeeding such Collection Period the amount equal to the difference between such scheduled payment of Monthly P&I and such actual payment, to the extent available from amounts deposited in or credited to the Payahead Account with respect to such Contract. Amounts on deposit in the Payahead Account shall be invested by the depository institution maintaining the Payahead Account upon the written direction of the Servicer in Eligible Investments which mature not later than the fifth Business Day prior to the Distribution Date to which such amounts relate, and any earnings on such Eligible Investments shall be payable to the Servicer monthly. The Payahead Account and all amounts on deposit therein or credited thereto shall not be considered part of the Trust Estate.

        (c) All funds in the Collection Account shall be invested by the Trustee, or on behalf of the Trustee by the depository institution maintaining such account, in Eligible Investments. The Insurer shall direct the Trustee in writing to invest funds, or cause the depository institution maintaining the Collection Account in the Trustee's name to invest funds, in the Collection Account in Eligible Investments; provided that in the absence of such directions from the Insurer, the Servicer may so direct the Trustee. All such investments shall be in the name of the Trustee as trustee of the Trust. All income or other gain from investment of monies deposited in or credited to the Collection Account shall be paid by the Trustee to the Servicer monthly, unless earlier requested by the

Servicer. The maximum permissible maturities of any such investments pursuant to this Section 4.1(c) on any date shall not be later than the Servicer Report Date preceding the Distribution Date next succeeding the date of such investment; provided, however, that such funds may be invested by the Trustee in Eligible Investments of the entity that is serving as Trustee (or an entity which meets the criteria in clauses (i)(b) or (i)(c) of the definition of Eligible Account) that mature on the Business Day prior to such Distribution Date. No such investment may be sold prior to its maturity.

        SECTION 4.2 Collections; Transfer to Payahead Account; Realization Upon Financial Guarantee Insurance Policy; Net Deposit.

        (a) Subject to Section 4.4 below, the Servicer shall remit or credit all payments on a daily basis, within two Business Days of receipt, by or on behalf of the Obligors on the Contracts and all Net Liquidation Proceeds and Net Insurance Proceeds to the Collection Account. Prior to the Servicer Report Date, amounts with respect to Rule of 78's Contracts which had been deposited in or credited to the Collection Account pursuant to the next preceding sentence during the preceding Collection Period shall be deposited in or credited to the Payahead Account (in accordance with the Distribution Date Statement) to the extent that such amounts are installments of Monthly P&I which are due in a Collection Period relating to a Distribution Date subsequent to the Distribution Date immediately succeeding such Collection Period.

        (b) Based upon the report referenced in Section 3.9(b) delivered by the Servicer to the Trustee on the Servicer Report Date, the Servicer shall determine the Collection Account Amount Available, compare such amount to the amounts required to be distributed pursuant to Section 4.3, and determine the Policy Claim Amount, if any, which exists with respect to the related Distribution Date.

        (c) The Trustee shall, no later than 12:00 p.m. New York time on the third Business Day prior to each Distribution Date, make a claim under the Financial Guarantee Insurance Policy for the Policy Claim Amount, if any, for such Distribution Date by delivering to the Insurer and the Bank, with a copy to the Servicer, by hand delivery, telex or facsimile transmission, a Deficiency Notice specifying the Policy Claim Amount. In making any such claim, the Trustee shall comply with all the terms and conditions of the Financial Guarantee Insurance Policy. The notice of such claim shall direct the Insurer and Bank to remit such Policy Claim Amount (no later than 11:00 a.m. on the Business Day immediately preceding such Distribution Date) to the Trustee for deposit in the Collection Account.

        (d) So long as Onyx is the Servicer, the Servicer may make deposits in or credits to the Collection Account net of amounts to be paid to the Servicer under this Agreement. Notwithstanding the foregoing, the Servicer shall maintain the records and accounts for such deposits and credits on a gross basis.

        SECTION 4.3 Distributions.


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

        (a) On the Business Day immediately preceding each Distribution Date, the Trustee shall transfer, or cause to be transferred, to the Paying Agent for deposit in the Distribution Account from the Amount Available in the Collection Account, the amounts set forth in clauses (ii) and (iii) below, to the extent that such amounts are available after giving effect to the amount to be distributed on the Distribution Date set forth in clause (i).

        On each Distribution Date, the following amounts shall be distributed from the Amount Available in the following order of priority in accordance with the Distribution Date Statement:

               (i) by the Trustee from the Collection Account to the Servicer, the Servicing Fee payable on such Distribution Date pursuant to Section 3.8, to the extent of the Amount Available;

               (ii) by the Paying Agent from the Distribution Account, to the Certificateholders, the Interest Distribution with respect to such Distribution Date to the extent of the Amount Available remaining after the distribution made pursuant to clause (i) above;

               (iii) by the Paying Agent from the Distribution Account, to the Certificateholders, the Principal Distribution with respect to such Distribution Date to the extent of the Amount Available remaining after the distributions made pursuant to clauses (i) and (ii) above; and

               (iv) by the Trustee from the Collection Account, to the Insurer, the Premium with respect to such Distribution Date to the extent of the Amount Available remaining after the distributions made pursuant to clauses (i), (ii) and (iii) above.

        Any amounts remaining in the Collection Account after giving effect to the distributions set forth in items (i) through (iv) above shall be deposited in the Spread Account and shall be held or distributed in accordance with the provisions of the Insurance Agreement.

        All distributions to Certificateholders shall be made pro rata by check mailed to each Certificateholder of record on the Record Date next preceding the Distribution Date for such distribution; provided, that if so directed by the Servicer in the case of Certificates registered in the name of a Clearing Agency, such distribution shall be made by wire transfer in immediately available funds.

        SECTION 4.4 Remittance Of Repurchase Amount. The Servicer and the Seller, as the case may be, each shall remit or credit to the Collection Account each Repurchase Amount to be remitted by it with respect to Repurchased Contracts on the Business Day preceding the Servicer Report Date next succeeding
(i) the end of the Collection Period in which the applicable Contract is repurchased by the Seller pursuant to Section 2.3, in the case of the Seller or
(ii) the last day of the related cure period specified in Section 3.7, in the case of the Servicer.

        SECTION 4.5 Statements to Certificateholders. On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder a statement, based on information set forth in the Distribution Date Statement furnished pursuant to Section 3.9, setting forth for such Distribution Date the following information:

        (a) the amount of such Certificateholder's distribution allocable to principal, separately identifying the aggregate amount included therein of any
(i) Full Prepayments of principal on Rule of 78's Contracts, and (ii) Full Prepayments and partial prepayments of principal on Simple Interest Contracts;

        (b) the amount of such Certificateholder's distribution allocable to interest;

        (c) the Certificateholder's pro rata portion of expenses allocable to the Servicing Fee paid to the Servicer and the Premium paid to the Insurer; and

        (d) the Pool Balance and the Pool Factor as of the Distribution Date (after giving effect to the distribution made on such Distribution Date).

        In the case of the information furnished pursuant to clauses (a), (b) and (c) above, the amounts shall be expressed as a dollar amount per Certificate evidencing a $1,000 denomination.

        Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Trustee and the Paying Agent and the Paying Agent shall furnish, to each Person who on any Record Date during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (a) through (c) and such other information as is reasonably necessary for the preparation of such Person's federal income tax return in respect of the Certificates, for such calendar year or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

                                    ARTICLE V

                                The Certificates

        SECTION 5.1 The Certificates. Unless otherwise specified in this Agreement, the Certificates shall be substantially in the form set forth in Exhibit B and shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that one Certificate may be issued in a denomination that includes any residual portion of the Original Pool Balance. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of the issuance of such Certificates. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Upon issuance pursuant to the terms of this Agreement, the Certificates will be entitled to the benefits of this Agreement.

        SECTION 5.2 Execution, Authentication and Delivery of Certificates. In exchange for the Contracts and the other assets of the Trust as of the Closing Date, simultaneously with the sale, assignment and transfer to the Trustee of the Contracts, the delivery to the Trustee of the Contract Documents, the constructive delivery to the Trust of the Contract Files other than the Contract Documents and the delivery to the Trustee of the other components of the Trust, the Trustee shall deliver to, or upon the written order of, the Seller, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the Original Pool Balance, and evidencing the entire ownership of the Trust.

        SECTION 5.3 Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "Transfer Agent" and "Certificate Registrar") and maintain, pursuant to Section 5.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Transfer Agent and Certificate Registrar.

        Subject to the other provisions of this Section, upon surrender for registration or transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount at the Corporate Trust Office.

        Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder. Each Certificate surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

        No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        SECTION 5.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (ii) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 5.4, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section
5.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

        SECTION 5.5 Persons Deemed Owners. Prior to due presentation of a Certificate for registration or transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.3 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

        SECTION 5.6 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance (hereinafter referred to as "applicants"), apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

        SECTION 5.7 Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designated the Corporate Trust Office as specified in this Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

        SECTION 5.8 Book-Entry Certificates. The Certificates (other than a Certificate representing any residual portion of the Original Pool Balance), upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by the Seller or on its behalf. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
5.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificateholders pursuant to Section 5.10:

               (i) the provisions of this Section 5.8 shall be in full force and effect;

               (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Trustee may deal exclusively with the Clearing Agency for all purposes (including the making of distributions in respect of the Certificates and the taking of actions by the Certificateholders) as the authorized representative of the Clearing Agency Participants and the Certificate Owners;

               (iii) to the extent that the provisions of this Section 5.8 conflict with any other provisions of this Agreement, the provisions of this Section 5.8 shall control;

               (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency Participants through the Clearing Agency Participants through which such Certificate Owners own Book-Entry Certificates) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and all references in this Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

               (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

        The Clearing Agency Participants shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Clearing Agency, and the Clearing

Agency may be treated by the Trustee, and its agents, employees, officers and directors, as the absolute owner of the Certificates for all purposes whatsoever.

        SECTION 5.9 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 5.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

        SECTION 5.10 Definitive Certificates. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement, and (B) the Trustee and the Seller are unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Pool Balance advise the Clearing Agency and the Trustee (and the Clearing Agency shall notify the Trustee in writing thereof) through the Clearing Agency Participants in writing that the continuation of a book-entry system with respect to the Certificates through a depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify the Clearing Agency of the occurrence of any event described in clauses (i) and (ii) above and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Transfer Agent and Certificate Registrar by the Clearing Agency of Certificates registered in the name of such Clearing Agency or its nominee, accompanied by re-registration instructions from the Clearing Agency for registration of the Definitive Certificates, the Trustee shall execute on behalf of the Trust, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver Definitive Certificates. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on such instruction. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

        SECTION 5.11 Appointment of Paying Agent.

        (a) The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account and make distributions to the Certificateholders. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be Bankers Trust Company. Bankers Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer and the Trustee. In the event that Bankers Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company.

        (b) The Trustee shall cause the Paying Agent (if other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders or any other party entitled thereto, and the Trustee in trust for the benefit of the Certificateholders or such other party until such sums shall be paid to such Certificateholders or such other party and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners.

        (c) Bankers Trust Company in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders or any other party entitled thereto, in trust for the benefit of the Certificateholders or such other party until such sums shall be paid to such Certificateholders or such other party and (ii) shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners.

        SECTION 5.12 Authenticating Agent.

        (a) The Trustee may appoint one or more authenticating agents (each an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Any authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

        (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

        (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent with the consent of the Seller. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

Any successor authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

        (d) The Servicer shall pay the Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12.

        (e) Pursuant to an appointment made under this Section 5.12, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

        This is one of the certificates referred to in the within mentioned Agreement.

                               ----------------------------------
                                                                 ,
                               as Trustee

                               By:
                                  -------------------------------
                                       Authorized Signatory

                                            or

                               ----------------------------------
                               as Authenticating Agent
                                 for the Trustee,

                               By:
                                  -------------------------------
                                       Authorized Signatory

        SECTION 5.13 Actions of Certificateholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee on behalf of the Trust and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this
Section 5.13.

                                   ARTICLE VI

                                   The Seller

        SECTION 6.1 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

        The Seller shall indemnify, defend, and hold harmless the Trustee and its officers, directors, agents and employees and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Contracts to the Trustee or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not, in case of the Trust, including any taxes asserted with respect to ownership of the Contracts or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

        The Seller shall indemnify, defend, and hold harmless the Trustee and its officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

        The Seller shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee; (ii) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Trustee; (iii) shall arise from the Trustee's breach of any of its representations or warranties set forth in
Section 9.14; or (iv) shall be one as to which the Servicer is required to indemnify the Trustee.

        Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the recipient thereafter shall collect any of such amounts from others, the recipient shall promptly repay such amounts to the Seller, without interest.

        SECTION 6.2 Merger or Consolidation of, or Assumption of the Obligations of, Seller. The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Insurer and the Trustee an agreement in form and substance reasonably satisfactory to the Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement.

        SECTION 6.3 Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

        SECTION 6.4 Seller Not to Resign. Subject to the provisions of Section 6.2, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller under this Agreement.

        SECTION 6.5 Seller May Own Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" specified in Section 1.1. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

                                   ARTICLE VII

                                  The Servicer

        SECTION 7.1 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

        Such obligations shall include the following:

        (a) the Servicer shall defend, indemnify, and hold harmless the Trustee and its officers, directors, agents and employees, the Trust, the Insurer and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use or operation by the Servicer or any Affiliate thereof of a Financed Vehicle;

        (b) the Servicer shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees, the Insurer and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

        (c) the Servicer shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees, the Trust, the Insurer and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement; and

        (d) the Servicer shall indemnify, defend, and hold harmless the Trustee and the Insurer from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage, or liability: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee or the Insurer; (ii) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Trustee; (iii) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 9.14; or (iv) shall be one as to which the Seller is required to indemnify the Trustee.

        Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

        SECTION 7.2 Corporate Existence; Status as Servicer; Merger.

        (a) The Servicer shall keep in full effect its existence, rights and franchises as a corporation incorporated under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and this Agreement.

        (b) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person or engage in any corporate transaction pursuant to which the surviving or successor entity is not Onyx Acceptance Corporation, unless (i) such entity is at least rated investment grade by the Rating Agencies, (ii) the Insurer shall have consented thereto in writing and (iii) such entity executes and delivers to the Trustee and the Insurer an agreement in form and substance reasonably satisfactory to the Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement.

        SECTION 7.3 Performance of Obligations.

        (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

        (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents or under any other instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

        SECTION 7.4 The Servicer Not to Resign; Assignment.

        (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Trustee, to such effect. No such resignation shall become effective unless and until (i) the Trustee assumes all of the Servicer's obligations under this Agreement or (ii) a new servicer acceptable to the Trustee and the Insurer is willing to service the Contracts, enters into a servicing agreement with the Trustee in form and substance substantially similar to this Agreement and satisfactory to the Trustee and the Insurer, and each Rating Agency confirms that the selection of such new servicer will not result in the reduction or withdrawal of the rating of the Certificates assigned to them by such Rating Agency. No such resignation by the Servicer shall affect the obligation of the Servicer to repurchase any Contract pursuant to Section 3.7.

        (b) Except as specifically permitted hereunder, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 7.2(b).

        (c) Except as provided in Sections 7.4(a) and (b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 10.1, and shall survive the exercise by the Trustee or the Insurer of any right or remedy under this Agreement, or the enforcement by the Trustee, any Certificateholder or the Insurer of any provision of the Certificates, the Insurance Agreement or this Agreement.

        (d) The resignation of the Servicer in accordance with this Section 7.4 shall not affect the rights of the Seller hereunder.


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

        SECTION 7.5 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

        Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                                  ARTICLE VIII

                                     Default

        SECTION 8.1 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

        (a) any failure by the Servicer to deposit in or credit to the Collection Account or the Payahead Account any amount required under this Agreement to be so deposited or credited that shall continue unremedied for a period of three Business Days after written notice from the Trustee or the Insurer is received by the Servicer or discovery by an officer of the Servicer; or

        (b) the Insurer or the Trustee shall not have received a report in accordance with Section 3.9 by the Servicer Report Date with respect to which such report is due; or

        (c) failure on the part of the Seller or the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Seller or the Servicer set forth in this Agreement, which failure shall (x) materially and adversely affect the rights of Certificateholders, the Insurer or the Trustee and (y) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Seller or the Servicer, as the case may be, by the Trustee or the Insurer, or (ii) to the Seller or the Servicer, as the case may be, and to the Trustee by the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance; or


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

        (d) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer or the Seller and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

        (e) the commencement by the Servicer or the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing;

        (f) any change of control of the Servicer in violation of the covenant set forth in Section 7.2 hereof;

        (g) the Servicer shall have failed in the reasonable opinion of the Insurer to service the Contracts in accordance with the Servicing Standards and such failure shall have continued unremedied for 30 days after written notice of such failure shall have been delivered to the Servicer by the Insurer; or

        (h) any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty to which Sections 2.2 or 3.6 shall be applicable so long as the Servicer or the Seller shall be in compliance with Sections 2.3 or 3.7, as the case may be), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust or the Insurer and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Trustee or by the Holders of Certificates evidencing in the aggregate at least 25% of the Pool Balance or by the Insurer, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

then and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, the Insurer or the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance, by notice then given in writing to the Servicer (and to the Trustee and the


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

Insurer if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Contracts or otherwise, shall pass to and be vested in the Trustee or, if a successor servicer has been appointed pursuant to Section 8.2, such successor servicer; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of the Contracts and related documents, to show the Trustee as a lienholder or secured party on Title Documents or financing statements, or otherwise. The Servicer shall cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Trustee for administration by it of all cash amounts that (i) shall at the time be held by the Servicer for deposit in, or shall have been deposited by the Servicer in, the Collection Account or Payahead Account or (ii) shall thereafter be received with respect to a Contract.

        SECTION 8.2 Trustee to Act; Appointment of Successor. Upon the Servicer's receipt of notice of termination pursuant to Section 8.1, or upon resignation of the Servicer pursuant to Section 7.4, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement, except that the Trustee shall not be obligated to purchase Contracts pursuant to Section 3.7. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination shall have been given. Notwithstanding the above, the Trustee may, if it shall be unwilling to act, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution acceptable to the Insurer, having a net worth or not less than $50,000,000 and whose regular business shall include the servicing of automotive retail installment sales contracts, as the successor to the Servicer under this Agreement. Pending appointment of any such successor Servicer, the Trustee shall act in such capacity as provided above. In connection with such appointment, the Trustee may make such arrangements for the compensation of the successor out of payments on Contracts as it and such successor shall agree; provided, however, (i) that such amount shall equal the product of a fixed percentage rate and the Scheduled Balance, as of the commencement of each Collection Period, of each Contract and
(ii) that no such compensation shall be in excess of that previously permitted the Servicer under this Agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        SECTION 8.3 Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.


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

        SECTION 8.4 Waiver of Past Defaults. The Holders of Certificates evidencing not less than 51% of the Pool Balance (not including Certificates held by the Seller, the Servicer or any of their respective Affiliates), with the written consent of the Insurer, may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to each Rating Agency and the Trustee.

        SECTION 8.5 Insurer Direction of Insolvency Proceedings. The Trustee, upon the actual knowledge of a Responsible Officer of the Trustee, shall promptly notify the Insurer of (i) the commencement of any of the events or proceedings (individually, an "Insolvency Proceeding") described in Sections 8.1(d) or 8.1(e) hereof or any such event or proceeding applicable to an Obligor under a Contract and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of, or interest on, any Contract or any Certificate. Each Certificateholder, by its purchase of Certificates, and the Trustee hereby agree that, so long as neither a default under the Financial Guarantee Insurance Policy nor an Insurer Insolvency has occurred and is continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety or performance bond pending any such appeal. The Insurer shall be subrogated to the rights of the Trustee and each Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

                                   ARTICLE IX

                                   The Trustee

        SECTION 9.1 No Power to Engage in Business or to Vary Investments. Notwithstanding any provision or agreement to the contrary in this Agreement or in any other agreement, the Trustee, acting on behalf of the Trust (but not individually), shall not have any power to engage in any business, commercial or other activity for profit, and, subject to Section 3.2, the Trustee and the Servicer shall not have any power to vary the Trust Estate, whether consisting of a Contract, an Eligible Investment or any other amount (other than cash payments received with respect to Contracts) in any account maintained for the benefit of the Trust or the Certificateholders or Certificate Owners, by disposition of said property, investment or amount and the reinvestment of the proceeds realized or by any other action calculated to take advantage of any variation or change


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

in the market or in market conditions, for the purpose of improving the investment or return of the Certificateholders or Certificate Owners.

        SECTION 9.2 Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Default, of which a Responsible Officer of the Trustee has actual knowledge, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstance in the conduct of his own affairs.

        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they comply as to form to the requirements of this Agreement.

        No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment), or its own willful misconduct; provided, however, that:

        (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be terminated solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

        (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

        (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the written direction of the Insurer or Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

        The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or


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adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement unless the Trustee is then acting as Servicer.

        The Trustee shall not be charged with knowledge of an Event of Default or a failure by the Servicer to comply with any of its obligations unless and until such time as a Responsible Officer shall have actual knowledge or have received written notice thereof from the Servicer, the Insurer or the Holders of Certificates evidencing in the aggregate not less than 10% of the Pool Balance.

        In the event the Trustee hereunder is also acting as successor Servicer, the rights and protections afforded to the Trustee pursuant to this Article IX shall also be afforded to such successor Servicer.

        Except for actions expressly authorized by this Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall take no action reasonably likely to impair the security interest of the Trust in any Contract or to impair the value of any Contract.

        The Trustee shall not be liable for the selection of Eligible Investments or for any investment losses resulting from Eligible Investments, nor shall the Trustee be liable for the actions or omissions of any depository institution maintaining the Accounts.

        The Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements related to the Contracts. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or the validity or sufficiency of any assignment of the Contracts to the Trust or the Trustee.

        All information obtained by the Trustee regarding the Obligors and the Contracts, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence, provided, however, that the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Seller, Insurer, any Obligor or the Servicer, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Agreement approved in advance by the Seller or
(E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such


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recipient of the confidential nature of the information being disclosed, (iii)
any other disclosure authorized by the Seller or the Servicer or (iv) disclosure to the other parties to the transactions contemplated by this Agreement.

        In the event that the Paying Agent or the Transfer Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon a Responsible Officer obtaining actual knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

        SECTION 9.3 Trustee's Assignment of Purchased Contracts. With respect to all Contracts repurchased by the Seller pursuant to Section 2.3 or purchased by the Servicer pursuant to Sections 3.7 or 10.2, the Trustee on behalf of the Trust shall assign, without recourse, representation, or warranty to the Seller or the Servicer, as the case may be, all the Trust's right, title, and interest in and to such Contract, and all security and documents relating thereto. The preparation of documents necessary to consummate such an assignment shall be the responsibility of the Seller or the Servicer, as the case may be, and not the responsibility of the Trustee. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, the Trustee shall, at the Servicer's expense, take such steps as directed in writing by the Servicer to enforce the Contract, including bringing suit in the Trustee's name or the names of the Certificateholders, provided that nothing in this Section 9.3 shall require the Trustee to qualify to do business in a state in which it is not so qualified on the date of this Agreement.

        SECTION 9.4 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.1:

        (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) the Trustee may consult with counsel and any Opinion of Counsel or any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel or advice. A copy of any such Opinion of Counsel shall be provided to the Seller, the Servicer and the Insurer;


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        (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided that the Trustee shall not be deemed to have knowledge of the occurrence of an Event of Default unless and until such knowledge shall be (i) actual knowledge of a Responsible Officer or (ii) received in writing by a Responsible Officer;

        (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

        (e) prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing to do so by the Insurer or Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of any and every such examination shall be paid by the Seller or, if paid by the Trustee, shall be reimbursed by the Seller upon demand. Nothing in this clause
(e) shall affect the obligation of the Seller to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Seller, personally or by agent or attorney, at the sole cost and expense of the Seller;

        (f) the Trustee may execute any of the trust powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian or nominee and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;


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        (g) except as set forth herein, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Contracts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose; and

        (h) in the event that the Trustee is also acting as Custodian, Paying Agent or Transfer Agent and Certificate Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article IX shall also be afforded to such Custodian, Paying Agent, Transfer Agent and Certificate Registrar.

        SECTION 9.5 Trustee Not Liable for Certificates or Contracts. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its execution of Certificates on behalf of the Trust and the certificate of authentication on the Certificates) or of any Contract or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Contract, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any insurance policy thereon; the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Seller with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of written notice of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's negligence or willful misconduct in the performance of its duties hereunder, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or any Contract or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Contracts.

        SECTION 9.6 Trustee May Own Certificates. The Trustee in its individual or any other capacity, and any of its Affiliates, may become the owner or pledgee of Certificates with the same


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rights as it would have if it were not Trustee, subject to the definition of the term "Certificateholder" in Section 1.1.

        SECTION 9.7 Trustee's Fees and Expenses. The Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee. Other than as included in the Trustee's compensation, the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders), disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with this Agreement or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement, or advance as may arise from its negligence (other than errors in judgment) or bad faith or that is the responsibility of Certificateholders under this Agreement. Additionally, the Seller, pursuant to Section 6.1, and the Servicer, pursuant to Section 7.1, respectively, shall have agreed to indemnify the Trustee with respect to certain matters, and certain Certificateholders, pursuant to Section 9.4, shall have agreed to indemnify the Trustee under certain circumstances. Notwithstanding the failure of the Servicer to perform any of its obligations under this Section, the Trustee shall continue to perform its obligations under this Agreement. The Servicer's covenant to pay the expenses, disbursements and advances provided for above shall survive the termination of this Agreement.

        SECTION 9.8 Indemnity of Trustee. The Trustee and its officers, directors, agents and employees, shall be indemnified by the Servicer and held harmless against any loss, liability, or expense (other than any amount owing pursuant to Section 9.7) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder to the extent that (i) the Trustee shall not have been indemnified for such loss, liability, or expense by the Seller pursuant to Section 6.1, the Servicer pursuant to Section 7.1, or the Certificateholders pursuant to Section 9.4; (ii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's willful misfeasance, bad faith, or negligence (except for errors in judgment); and (iii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 9.14.

        SECTION 9.9 Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a depository institution or trust company organized and doing business under the laws of any state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such depository institution or trust company shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid


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supervising or examining authority, then for the purpose of this Section 9.9, the combined capital and surplus of such depository institution or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.10.

        SECTION 9.10 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by the Servicer with the written consent of the Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the written consent of the Insurer, remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

        If the Trustee is acting as Custodian, any resignation or removal of the Trustee will result in the automatic termination of the Trustee's duties as Custodian effective concurrently with such resignation or removal. Upon such termination or removal, the Trustee shall, upon the request of the Servicer, deliver the Contract Documents to the facilities of the successor Trustee.

        Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 9.11.

        SECTION 9.11 Successor Trustee. Any successor Trustee appointed pursuant to Section 9.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, or copies thereof, at the expense of the Servicer; and the Servicer


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and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

        No successor Trustee shall accept appointment as provided in this
Section 9.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.9.

        Upon acceptance of appointment by a successor Trustee pursuant to this
Section 9.11, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

        The respective obligations of the Seller and the Servicer described in Sections 2.7, 3.14, 6.1, 7.1, 9.5, 9.7 and 9.8 shall survive the removal or resignation of the Trustee as provided in this Agreement or the termination of the Trust as provided in Section 10.1.

        No Trustee under this Agreement shall be liable for any action or omission of any successor Trustee.

        SECTION 9.12 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 9.9, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        SECTION 9.13 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant


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to Section 9.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.11.

        Each and every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee in joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Servicer and the Trustee acting jointly, or the Trustee acting alone may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

        Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. No such appointment shall affect the obligations of the Trustee hereunder. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


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        SECTION 9.14 Representations and Warranties of Trustee. The Trustee
hereby makes the following representations and warranties on which the Seller and Certificateholders shall rely:

        (a) the Trustee is a New York banking corporation duly organized, validly existing, and in good standing under the laws of New York;

        (b) the Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement;

        (c) the execution and delivery of this Agreement and the performance by the Trustee of its obligations under this Agreement does not violate any provision of the Articles of Association or Bylaws of the Trustee; and

        (d) this Agreement has been duly authorized, executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

        SECTION 9.15 Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and furnish to Certificateholders all information required by the Code or the regulations thereunder and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Certificateholders, the Seller or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

        SECTION 9.16 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.


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        SECTION 9.17 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

        SECTION 9.18 Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar, the Insurer and to Certificateholders of any change in the location of such office or agency.

                                    ARTICLE X

                                   Termination

        SECTION 10.1 Termination of the Trust. The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate upon the earlier of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any remaining Contracts in the Trust (including the purchase of the Contracts by the Servicer pursuant to Section 10.2) and (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust, (b) termination of the Financial Guarantee Insurance Policy in accordance with its terms and surrender of the Financial Guarantee Insurance Policy to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under this Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants, living on the date of this Agreement, of Joseph P. Kennedy, formerly United States representative at the Court of St. James. The Servicer shall promptly notify the Trustee and the Insurer of any prospective termination pursuant to this Section 10.1.

        Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 10th day prior to the specified Distribution Date and not earlier than the 15th day of the month prior to the month of the specified Distribution Date stating the amount of any such final payment, and that


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the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 4.3.

        In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and after all payments to be made to the Trustee and the Insurer shall be distributed by the Trustee to a charity designated by the Servicer.

        Notwithstanding any provision to the contrary, the Trustee shall retain all of its rights and powers and obligations and duties under Section 8.5 in the event of any Insolvency Proceeding and the Trustee shall be entitled to all the protections, rights and immunities provided in Article IX in connection with any such Insolvency Proceeding.

        SECTION 10.2 Optional Purchase of All Contracts. On each Distribution Date as of which the Pool Factor (after giving effect to the Principal Distribution otherwise to be made on such Distribution Date) shall be less than
 .100000, the Servicer shall have the option to purchase the corpus of the Trust at a price equal to the Repurchase Amount plus all amounts due and owing to the Insurer under the Insurance Agreement. To exercise such option, the Servicer shall pay to the Trustee by deposit into the Collection Account: (1) for the benefit of the Certificateholders, the Repurchase Amount of all Contracts that were Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date, and (2) for the benefit of the Insurer, all amounts due and owing to the Insurer pursuant to the Insurance Agreement. Such purchase shall be deemed to have occurred on the last day of such Collection Period.

                                   ARTICLE XI

                            Miscellaneous Provisions

        SECTION 11.1 Amendment. This Agreement may be amended by the Seller, the Servicer and the Trustee, collectively with the prior written consent of the Insurer, but without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or to add any other provisions with respect to matters or questions arising under this


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Agreement that shall not be inconsistent with the provisions of this Agreement;
provided, however, that such action shall not materially and adversely affect the interests of any Certificateholder; provided further, however, that any such amendment shall not be deemed to materially and adversely affect the interests of any Certificateholder if the Person requesting the amendment obtains a letter from each Rating Agency to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the Certificates by such Rating Agency without regard to the Financial Guarantee Insurance Policy.

        This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 51% of the Pool Balance, and the Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

        Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

        It shall not be necessary for the consent of Certificateholders pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe. Any consent by the Holder of a Certificate to an amendment of the Agreement shall be conclusive and binding on such Holder and upon all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Certificate.

        The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise and any such amendment shall be unenforceable in its entirety absent the execution of such amendment by the Trustee.

        SECTION 11.2 Protection of Title to Trust.

        (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders, the Insurer and the Trustee under this Agreement in the Contracts and in the proceeds thereof. The


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Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Insurer at least 60 days' prior written notice thereof.

        (c) The Seller and the Servicer shall give the Trustee and the Insurer at least 60 days' prior written notice of any relocation of the principal executive office of the Seller and the Servicer if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

        (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Certificate Account and Payahead Account in respect of such Contract.

        (e) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Contracts to the Trust, the Servicer's master computer records (including any back-up archives) that shall refer to a Contract indicate clearly that such Contract is owned by the Trustee as trustee of the Trust. Indication of the Trustee's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract shall have been paid in full or repurchased or shall have become a Liquidated Contract.

        (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive retail installment sales contracts to any prospective purchaser, lender, or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender, or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Trust.

        (g) The Servicer shall permit the Trustee, the Insurer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Contract.


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        (h) Upon request, the Servicer shall furnish to the Trustee and the
Insurer, within five Business Days, a list of all Contracts then held as part of the Trust, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Trust.

        (i) The Servicer shall deliver to the Trustee and the Insurer:

               (i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Insurer in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

               (ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-Off Date an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

        (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, within the time periods specified in such sections.

        (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

        SECTION 11.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

        Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms


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of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

        No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance with the consent of the Insurer shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holders, or to enforce any right, under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        SECTION 11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS EXCEPT THAT THE DUTIES OF THE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        SECTION 11.5 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618, Attention: President, facsimile 714-450-5530, (ii) in the case of the Servicer, at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92618, Attention: Regan E. Kelly, Executive Vice President, facsimile 714-450-5530, (iii) in the case of the Insurer, at 885 Third Avenue, New York, New York 10022, Attention: Managing Director, Credit Enhancement, facsimile
(212) 755-5462, and (iv) in the case of the Trustee, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Registrar. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

        SECTION 11.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining


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covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        SECTION 11.7 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.2 and 7.2, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under this Agreement unless such transfer or assignment
(i) (A) will not result in a reduction or withdrawal by any Rating Agency of the rating then assigned by it to the Certificates and (B) the Trustee and the Insurer have consented to such transfer or assignment, or (ii) the Insurer, the Trustee and Holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under this Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, each Rating Agency shall be provided with notice of such transfer or assignment.

        SECTION 11.8 Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 5.2, Certificates shall be deemed fully paid.

        SECTION 11.9 Third Party Beneficiaries. Except as otherwise specifically provided herein with respect to the Certificateholders, the parties to this Agreement hereby manifest their intent that no third party other than the Insurer shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

        SECTION 11.10 Insurer Default or Insolvency. If a default under the Financial Guarantee Insurance Policy has occurred and is continuing or an Insurer Insolvency has occurred, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take or cause to be taken any action (or waive any right to take action) under this Agreement, including but not limited to the right to terminate or cause the termination of the Servicer as provided in Section 8.1, shall be inoperative during the period of such default or the period from and after such Insurer Insolvency and such consent or approval shall be deemed to have been given for the purpose of such provisions; provided that the consent of the Insurer shall be required at all times with respect to any amendment of this Agreement pursuant to Section 11.1.

        SECTION 11.11 Tax Matters. The parties hereto intend that the Trust shall be a grantor trust for federal and state income tax purposes and not an association taxable as a corporation. All provisions of this Agreement shall be construed so as to effectuate such intent. For income tax purposes, the Seller, the Certificateholders, and each Certificate Owner, by accepting a beneficial interest in a Certificate agree to treat the Certificates as ownership interests in the Contracts (other than the Retained Strip, which the Seller shall treat as its property), and any other Trust Property.


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

For purposes of this Agreement, "Retained Strip" shall mean the portion of the interest due on each Contract which has a yield in excess of -%.

        This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ONYX ACCEPTANCE FINANCIAL CORPORATION,
                                        as Seller

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                    ONYX ACCEPTANCE CORPORATION,
                                           as Servicer

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                    BANKERS TRUST COMPANY,
                                    not in its individual capacity but solely as Trustee

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:


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